EXHIBIT 2(a)

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                            ASSET PURCHASE AGREEMENT


                          DATED AS OF DECEMBER 20, 2002


                                  BY AND AMONG

                       WELLS FARGO FINANCIAL LEASING, INC.

                                   AGWAY INC.

                                  TELMARK, LLC

                          TELMARK LEASE FUNDING II, LLC

                         TELMARK LEASE FUNDING III, LLC

                                       AND

                        TELEASE FINANCIAL SERVICES, LTD.









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         THIS ASSET PURCHASE  AGREEMENT  (this  "AGREEMENT") is made and entered into as of the 20th day of December, 2002, by and among WELLS FARGO FINANCIAL LEASING, INC., an Iowa corporation ("BUYER"); TELMARK, LLC, a Delaware limited liability company ("TELMARK"); the following wholly owned subsidiaries of
Telmark: TELMARK LEASE FUNDING II, LLC, a Delaware limited liability company, TELMARK LEASE FUNDING III, LLC, a Delaware limited liability company, and
TELEASE FINANCIAL SERVICES, LTD., an Ontario corporation (collectively, the "SUBSIDIARIES" and, together with Telmark, collectively referred to herein as "SELLER"); and Agway Inc., a Delaware corporation and the owner of all the issued and outstanding limited liability interests (within the meaning of Section 18-701 of the Delaware Limited Liability Company Act, as amended) of Telmark ("AGWAY"). Buyer, Agway and Seller may be referred to herein as the "PARTIES."

         WHEREAS, Seller is engaged in the business of providing customized lease financing for equipment, buildings and vehicles for agricultural and commercial use (the "BUSINESS"); and

         WHEREAS, Seller desires to sell and assign to Buyer, and Buyer desires to purchase and assume from Seller both directly and through certain Affiliates, on the terms and subject to the conditions set forth in this Agreement, substantially all of the assets and certain liabilities of Seller in connection with the Business;

         NOW, THEREFORE, in exchange for the mutual promises and agreements hereinafter set forth, and in consideration of the representations, warranties and covenants contained herein, and intending to be legally bound hereby, the Parties hereby covenant and agree as follows:

         SECTION 1. DEFINITIONS. The following terms used in this Agreement have
                    -----------
 the meanings set forth below:

         "ACCOUNTING FIRM" has the meaning set forth in Section 2(f) below.

         "ACQUIRED ASSETS" means all assets (for clarity, specifically including the contra asset account known as allowance for losses) of Seller set forth on the Final Closing Statement of Assets and Liabilities and specifically including, without limitation, all Leases (and rights thereunder), all Leased Property and all miscellaneous rights and assets of the Business, whether or not recorded on the Final Closing Statement of Assets and Liabilities (including, without limitation, any and all Intellectual Property Rights, Domain Names, Lease Documents, Third Party Contracts, lockboxes, certificates of title, mortgages, commodity assignments, Uniform Commercial Code filings, rights in security deposits held in connection with Leases or any other Acquired Asset, and rights to recovery by Seller arising out of collection litigation related to the Business that is pending as of or commenced after the Closing Date (except for rights to recovery under Leases in Defensive Litigation), and specifically excluding the Excluded Assets.


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         "ADJUSTMENT DATE" has the meaning set forth in Section 2(f) below.

         "ADJUSTMENTS RESERVE HOLDBACK" has the meaning set forth in Section 2(h)(b) below.

         "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, claims, demands, judgments, damages, reasonable amounts paid in settlement, liabilities, obligations, losses, fines, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses).

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

         "AGWAY PETROLEUM HAULER CONTRACTS" means, collectively, all Leases entered into between Seller and Obligors which provide petroleum hauling services to Agway or any Agway Affiliate, which shall include, without limitation, the Leases identified in Schedule 1 hereto.

         "ANCILLARY DOCUMENTS" means, collectively (a) the Assignments, (b) the Assumption, (c) the Sublease Agreement, (d) the Transition Services Agreement, and (e) the Servicing Agreement.

         "ASSIGNMENTS" means the assignments referred to in Section 2(e)(iii)(A) of this Agreement.

         "ASSUMED LIABILITIES" means (a) to the extent reflected on the Final Closing Statement of Assets and Liabilities, all: (i) obligations associated with advance payments and security deposits received by Seller in connection with Leases, (ii) liabilities included in Seller's general ledger account number 292800 titled "Other Liabilities - Other Reserves", provided that the balance of said account shall be equal to or greater than Five Hundred Twenty-three Thousand Dollars ($523,000.00), and (iii) all vendor payables directly attributable to the Acquired Assets, (b) all obligations of Seller under the Leases, the Leased Property, the Third Party Contracts, the Securitization Agreements and the Intellectual Property Rights, and (c) personal property tax Liabilities relating to the Leases and Leased Property but only to the extent that such tax relates to the twelve (12) month period immediately preceding the Closing Date; but specifically excluding the Excluded Liabilities.

         "ASSUMPTION" means the assumption referred to in Section 2(e)(iv)(A) of this Agreement.

         "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Northern District of New York in which Agway's proceeding under Title 11 of the United States Bankruptcy Code is pending.

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         "BHC ACT" means the United States Bank Holding Company Act.

         "BUYER" has the meaning set forth in the preface above.

         "BUYER AFFILIATES" has the meaning set forth in Section 2(a) below.

         "BUYER'S EMPLOYEE BENEFITS" has the meaning set forth in Section 6(c)(iii)(A) below.

         "CHANGE IN CONTROL AGREEMENT" has the meaning set forth in Section 4(i) below.

         "CLOSING" has the meaning set forth in Section 2(d) below.

         "CLOSING DATE" has the meaning set forth in Section 2(d) below.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPETITIVE BUSINESS" has the meaning set forth in Section 6(d)(i) below.

         "CONFIDENTIALITY AGREEMENT" has the meaning set forth in Section 5(b) below.

         "DOMAIN NAMES" has the meaning set forth in Section 4(o) below.

         "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan which is an Employee Pension Benefit Plan (including any Multiemployer Plan) or (d) Employee Welfare Benefit Plan.

         "EMPLOYEE  PENSION  BENEFIT  PLAN" has the  meaning  set forth in ERISA
Section 3(2).

         "EMPLOYEE  WELFARE  BENEFIT  PLAN" has the  meaning  set forth in ERISA
Section 3(1).

         "ENVIRONMENTAL LAWS" means all applicable federal, state and local laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to the protection or clean-up of the environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ESTIMATED PURCHASE PRICE" has the meaning set forth in Section 2(c) below.

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         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCLUDED ASSETS" means:

          (a) corporate charters, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Seller;

          (b)  all stock (or any ownership interest in) the Subsidiaries;

          (c) any of the rights of Seller under this Agreement (or under any supplemental agreement between Seller and Buyer entered into on or after the date of this Agreement);

          (d) rights of Seller or any Affiliates under any governmental license, permit or authorization;

          (e) any rights to insurance (or proceeds of insurance) for claims arising out of or related to Liabilities (other than Assumed Liabilities);

          (f) all Tax-related assets (including claims or rights to any refunds of Taxes and any deferred Income Tax assets), except personal property tax receivables related to the Leases and Leased Property but only to the extent that such tax receivable relates to the twelve (12) month period immediately preceding the Closing Date;

          (g) all Leases in Defensive Litigation and the Leased Property applicable thereto;

          (h) all Leases between Seller and any Affiliate of Seller and the Leased Property applicable thereto;

          (i) all Agway Petroleum Hauler Contracts and the Leased Property applicable thereto;

          (j) all Third Party Contracts listed in Schedule 4(e)-2, attached hereto and made part hereof;

          (k)  all   cash   accounts/balances   other   than   restricted   cash
               specifically related to the Securitization Transactions;

          (l)  any and all asset  balances  related to the  LeasePak  conversion
               (including,   without   limitation,   accounts   receivables  and
               capitalized costs);

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          (m)  all capitalized debt issuance costs not specifically attributable to the Securitization Transactions;

          (n)  prepaid postage;

          (o) receivables from, and Leases with, Seller's employees and the Leased Property applicable thereto;

          (p)  the equity interest in CoBank currently owned by Seller;

          (q) all of the Rejected Leases and the Leased Property applicable thereto;

          (r) all of the Progress Payment Leases rejected pursuant to Section 2(i)(ii) and the Leased Property applicable thereto; and

          (s) all of the Leases referred to in Schedule 4(h) and the Leased Property applicable thereto.

         "EXCLUDED LIABILITIES" means:

          (a) any Liability of Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, as provided in Section 7(h) below);

          (b)  any intercompany debt owed by Seller to an Affiliate thereof;

          (c) any Liability or obligation of Seller under this Agreement (or under any supplemental agreement by and between Buyer and Seller entered into on or after the date of this Agreement);

          (d)  Liabilities in connection with Leases in Defensive Litigation;

          (e)  all unaccrued and/or undisclosed Liabilities;

          (f)  all Liabilities retained by Seller under Section 6(c) hereof;

          (g) all Tax-related Liabilities for (1) any taxable year or period that ends on or before the Closing Date and (2) with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date, except for personal property tax Liabilities related to the Leases or the Leased Property but only to the extent that such tax relates to the twelve (12) month period immediately preceding the Closing Date;

          (h) all deferred Income Tax Liabilities and the contingency Tax reserves reflected in Accounts 291600 and 291800 of Seller's book and records;

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          (i)  Liabilities  in  connection  with Leases  between  Seller and any
               Affiliate of Seller;

          (j)  Liabilities in connection with Agway Petroleum Hauler Contracts;

          (k) Liabilities in connection with the Third Party Contracts listed in Schedule 4(e)-2;

          (l)  Liabilities in connection with any True Lease Guaranty;

          (m)  Liabilities  under  any   Environmental   Laws  or  otherwise  in
               connection with any environmental hazard or condition associated with any Acquired Asset;

          (n)  Liabilities in connection with the Rejected Leases; and

          (o) Liabilities in connection with the Progress Payment Leases rejected pursuant to Section 2(i)(ii).

         "EXECUTIVE OFFICER" means an "officer" as such term is defined in Rule 16a-1 of the regulations promulgated under the Exchange Act.

         "FINAL CLOSING STATEMENT OF ASSETS AND LIABILITIES" means the consolidated statement of assets and liabilities of the Seller as of the last day of the month in which all conditions to the obligations of the Parties to consummate the transactions contemplated hereby have been satisfied or waived, which shall be prepared by Buyer in the same manner as the Statements of Assets and Liabilities, except as limited or restricted or modified by Sections 2(f) and 5(a) hereof.

         "GAAP" means United States generally accepted accounting principles.

         "GOVERNMENTAL ENTITY" has the meaning set forth in Section 3(a)(iii) below.

         "GROSS FINANCE RECEIVABLES" means the total gross amount of Obligor payments due now and in the future for all Leases managed in the Business. For the sake of clarity, the term "Gross Finance Receivables" shall include, without limitation, residuals, but no deduction shall be made for unearned finance charges.

         "HART-SCOTT-RODINO   ACT"   means   the   Hart-Scott-Rodino   Antitrust
Improvements Act of 1976, as amended.

         "INCOME TAX" means any federal, foreign, state or local income Tax, including any interest, penalty or addition thereto, whether disputed or not.

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         "INCOME TAX RETURN" means any return,  declaration,  report,  claim for refund or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 9(d) below.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 9(d) below.

         "INTELLECTUAL PROPERTY RIGHTS" means, collectively, all Proprietary Intellectual Property and all Other Intellectual Property Rights.

         "IRS" means the United States Internal Revenue Service.

         "LEASE" means, collectively, all lease agreements, rental agreements, master lease or rental agreements, conditional sales agreements, loan and security agreements and promissory notes, however titled, with respect to equipment or other property owned and/or provided by Seller, each evidencing the payment obligation of an Obligor and entered into with respect to a Lease Transaction (including, without limitation, those which have been or are charged-off by Seller), together with all schedules, supplements and addenda relative to any of the foregoing.

         "LEASE DOCUMENTS" means all agreements, arrangements, understandings and documents entered into in connection with or otherwise applicable to any Lease Transaction, including without limitation, all Leases and other agreements, delivery and acceptance certificates, assignment agreements, waivers, Uniform Commercial Code filings, warranties and guarantees, together with all schedules, supplements and addenda relative to any of the foregoing.

         "LEASE NET INVESTMENT" means, with respect to a given Lease, that amount of the Portfolio Net Investment attributable to the Lease.

         "LEASE PAYOFF AMOUNT" has the meaning set forth in Section 4(g)(xv) below.

         "LEASES IN DEFENSIVE LITIGATION" means all those Leases and/or Lease Transactions involved in litigation wherein Telmark or any other Seller is a defendant, or wherein a counterclaim has been asserted against Telmark or any other Seller, as listed in Appendix A, which appendix shall be updated as of the Closing Date.

         "LEASE TRANSACTION" means any lease or financing arrangement provided by Seller with respect to any type of equipment or property and regardless of whether the transaction takes the form of a lease agreement, a conditional sales agreement, loan and security agreement, promissory note or other form, under which Seller is the lessor, seller, lender, secured party or assignee thereof.

         "LEASED PREMISES" means the premises to be leased by Buyer from Agway pursuant to the terms and conditions of the Sublease Agreement.

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         "LEASED  PROPERTY" means all buildings,  equipment,  vehicles and other property leased, rented or otherwise provided pursuant to a Lease.

         "LEASE IN PROCESS" has the meaning set forth in Section 4(g)(xviii) below.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due.)

         "LIBOR" means the offered rate for deposits in United States Dollars (rounded upwards, if necessary, to the nearest sixteenth (1/16) of one percent (1.00%)) for an interest period of one month which appears on the Reuters Screen LIBOR Page as of 11:00 a.m., London time, on each business day.

         "LIEN" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) liens for property taxes not yet due and payable or for property taxes that the taxpayer is contesting in good faith through an appropriate proceeding and (b) rights to use or ownership of assets provided by the Lease Documents.

         "MATERIAL ADVERSE EFFECT" OR "MATERIAL ADVERSE CHANGE" means, with respect to Seller, a material adverse effect on or change to (as the case may be) the business or financial condition of Seller.

         "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

         "MOST RECENT STATEMENT OF ASSETS AND LIABILITIES" has the meaning set forth in Section 4(b) below.

         "OBLIGOR(S)" means, with respect to any Lease, the Person(s) obligated to make payments with respect to such Lease, including without limitation, any guarantor thereof.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past practice.

         "OTHER  INTELLECTUAL  PROPERTY  RIGHTS"  has the  meaning  set forth in
Section 4(m) below.

         "PARTY" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

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         "PORTFOLIO NET INVESTMENT" means the Gross Finance  Receivables reduced by unearned finance charges.

         "PRELIMINARY CLOSING STATEMENT OF ASSETS AND LIABILITIES" means the consolidated statement of assets and liabilities of Seller as of the end of the last day of the month that is two (2) months prior to the month in which the Closing takes place (for example, if the Closing Date were March 1, 2003, the statement would be based upon Seller's assets and liabilities as of the end of January 31, 2003), which will be prepared by Seller in the same manner as the Statements of Assets and Liabilities, adjusted for the net cash activity resulting from receivable payment receipts less receivable disbursement fundings during the thirty (30) day period immediately preceding the Closing Date, except as limited or restricted or modified by Sections 2(f) and 5(a) hereof.

         "PRIMARY RESERVE HOLDBACK" has the meaning set forth in Section 2(h)(a) below.

         "PROGRESS   PAYMENT  LEASE"  has  the  meaning  set  forth  in  Section
4(g)(xviii) below.

         "PROPRIETARY  INTELLECTUAL  PROPERTY"  has the  meaning  set  forth  in
Section 4(m) below.

         "PURCHASE PRICE" has the meaning set forth in Section 2(c) below.

         "REJECTED LEASES" has the meaning set forth in Section 2(i)(i) below.

         "RETAINED EMPLOYEES" has the meaning set forth in Section 6(c)(i)(A) below.

         "RETENTION BONUS AGREEMENT" has the meaning set forth in Section 4(i) below.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIZATION AGREEMENTS" has the meaning set forth in Section 4(n)(i) below.

         "SECURITIZATION TRANSACTIONS" has the meaning set forth in Section 4(n)(i) below.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SELLER" has the meaning set forth in the preface above.

         "SELLER PERMITS" has the meaning set forth in Section 4(d) below.

         "SERVICING AGREEMENT" means a Servicing Agreement relative to Buyer's servicing of those Leases which are not acquired by Buyer pursuant to this Agreement.

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         "STATEMENTS  OF ASSETS AND  LIABILITIES"  has the  meaning set forth in
Section 4(b) below.

         "SUBLEASE AGREEMENT" means a Sublease Agreement relative to Buyer's occupation of a portion of the real property located at 333 Butternut Drive, Dewitt, New York .

         "SUBSIDIARIES" has the meaning set forth in the preface above.

         "TAX" or "TAXES" has the meaning set forth in Section 7(a)(i) below.

         "TAX RETURN" has the meaning set forth in Section 7(a)(ii) below.

         "TERMINATION WINDOW" has the meaning set forth in Section 10(a)(v) below.

         "THIRD PARTY CLAIM" has the meaning set forth in Section 9(d)(i) below.

         "THIRD PARTY CONTRACTS" has the meaning set forth in Section 4(e) below.

         "TRANSFERRED EMPLOYEES" has the meaning set forth in Section 6(c)(i)(B) below.

         "TRANSITION SERVICES AGREEMENT" means a Transition Services Agreement relative to services to be provided by Agway to Buyer after the Closing.

         "TREASURY REGULATIONS" means the rules and regulations promulgated under the Code.

         "TRUE LEASE GUARANTY" means any oral or written tax, true lease or other guaranty, however titled, given to an Obligor by or on behalf of Seller and/or Agway relative to the tax treatment associated with any Leased Property or any Lease or amounts expended by an Obligor thereunder.

         "WARN ACT" has the meaning set forth in Section 6(c)(vi) below.

         "WORKER SAFETY LAWS" means all applicable federal, state or local laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety.

         SECTION 2.  PURCHASE AND SALE OF ASSETS; OTHER CLOSING TRANSACTIONS.
                     -------------------------------------------------------

         (a)  Purchase  and Sale of  Assets.  On and  subject  to the  terms and
              -----------------------------
conditions of this Agreement, Buyer agrees to purchase and as applicable cause certain of its Affiliates (the "BUYER AFFILIATES") to purchase from Seller, and Seller agrees to sell, transfer, convey, and deliver to Buyer and the Buyer Affiliates, all of the Acquired Assets at the Closing for an aggregate amount equal to the Purchase Price.

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

         (b)  Assumption  of  Liabilities.  On  and  subject  to the  terms  and
              ---------------------------
conditions of this Agreement, Buyer agrees to assume and become responsible, together with the Buyer Affiliates, for all of the Assumed Liabilities at the Closing. Neither Buyer nor any Buyer Affiliate will assume or have any responsibility with respect to any other Liability or obligation of Seller not included in the definition of Assumed Liabilities.

         (c) Purchase  Price.  The purchase price (the  "PURCHASE  PRICE") to be
             ---------------
paid by Buyer to Seller shall be equal to the tangible net book value of the Acquired Assets reported on the Final Closing Statement of Assets and Liabilities, less the book value of the Assumed Liabilities reported on the Final Closing Statement of Assets and Liabilities, less Four Million Dollars ($4,000,000.00). In addition, if the delinquency percentage for the Portfolio Net Investment which are sixty (60) or more days contractually delinquent is greater than one and seventy-four hundredths percent (1.74%) of the Portfolio Net Investment (which percentage shall be calculated consistently with information provided Buyer by Seller during Buyer's due diligence), the Purchase Price will be reduced in relation to the number of basis points in excess of one and seventy-four hundredths percent (1.74%) as follows: (i) if the excess is less than twenty-six (26) basis points, the Purchase Price reduction will be equal to one-quarter percent (0.25%) of the then-current Portfolio Net Investment; (ii) if the excess is twenty-six (26) to fifty (50) basis points, the Purchase Price reduction will be equal to one-half percent (0.50%) of the then-current Portfolio Net Investment; (iii) if the excess is fifty-one (51) to seventy-five (75) basis points, the Purchase Price reduction will be equal to three-quarters percent (0.75%) of the then-current Portfolio Net Investment; and
(iv) without limiting Section 5(a)(1)(x), if the excess is greater than seventy-five (75) basis points, such excess shall constitute a Material Adverse Change.

         The Purchase Price will be calculated by Seller on a preliminary basis (the "ESTIMATED PURCHASE PRICE") at Closing based on the Preliminary Closing Statement of Assets and Liabilities which Seller shall provide to Buyer five (5) business days prior to the Closing. The method for calculating the Estimated Purchase Price and the Purchase Price is set forth in Exhibit A hereto; for the avoidance of doubt, an example of the application of that method to Seller's balance sheet dated as of September 30, 2002 is set forth therein. The Estimated Purchase Price is subject to post-Closing adjustment as provided in Section 2(f) based upon the Final Closing Statement of Assets and Liabilities. The Estimated Purchase Price, less the Primary Reserve Holdback as set forth in Section
2(h)(a)  below and the  Adjustments  Reserve  Holdback  as set forth in  Section
2(h)(b) below, shall be paid at Closing by Buyer's delivery of cash by wire transfer to one or more bank accounts, or otherwise, in accordance with the settlement statement executed and delivered by Seller to Buyer pursuant to
Section 8(a)(xii) below.

         (d) The Closing.  The closing of the transactions  contemplated by this
             -----------
Agreement (the "CLOSING") shall take place at the offices of Seller's counsel, Sutherland Asbill & Brennan LLP, 1275 Pennsylvania Avenue, N.W., Washington, D.C., commencing at 9:00 a.m. local time on the first business day of the month immediately following the month in which all conditions to the obligations of the Parties to consummate the transactions contemplated hereby have been satisfied or waived (other than conditions with respect to actions the respective Parties will take at the Closing itself), or such other date and time as the Parties may mutually determine (the "CLOSING DATE").

         (e)  Deliveries  at the Closing.  At the Closing,  (i) Agway and Seller
              --------------------------
will deliver to Buyer the various certificates, instruments, and documents referred to in Section 8(a) below; (ii) Buyer will deliver to Agway and Seller the various certificates, instruments, and documents referred to in Section 8(b) below; (iii) with respect to the Acquired Assets, Seller will execute, acknowledge (if appropriate), and deliver to Buyer (A) assignments (including any applicable real property and Intellectual Property transfer documents) in such form(s) as may be hereafter agreed upon by Buyer and Seller pursuant to
Section 12(a) of this Agreement, (B) such other instruments of sale, transfer, conveyance, and assignment as Buyer and its counsel reasonably may request (including, without limitation, mortgage and UCC-3 assignments), and (C) such other instruments and documents as Buyer and its counsel reasonably may request (including, without limitation, powers of attorney); (iv) Buyer will execute, acknowledge (if appropriate), and deliver to Seller (A) an assumption in such form as may be hereafter agreed upon by Buyer and Seller pursuant to Section 12(a) of this Agreement, and (B) such other instruments of assumption as Seller and its counsel reasonably may request; and (v) Buyer will deliver to Seller the consideration specified in Section 2(c) above.

         (f) Post-Closing Adjustment to Estimated Purchase Price. Not later than
             ---------------------------------------------------
sixty (60) days following the Closing, Buyer shall cause to be prepared and delivered to Seller a Final Closing Statement of Assets and Liabilities as modified and limited by Section 5(a) hereof and prepared in accordance with GAAP consistently applied and on a basis consistent with the preparation of the Preliminary Closing Statement of Assets and Liabilities, and Buyer shall calculate the Purchase Price based upon the Final Closing Statement of Assets and Liabilities and all of the adjustments set forth in this Agreement. Seller shall provide Buyer with such assistance as may be requested by Buyer in connection with the preparation of the Final Closing Statement of Assets and Liabilities. Seller, if it disputes the calculation of the Purchase Price or the Final Closing Statement of Assets and Liabilities, shall notify Buyer in writing within thirty (30) days after receipt of the Final Closing Statement of Assets and Liabilities and Purchase Price computation, which notice shall specify in reasonable detail each adjustment proposed by Seller. If Seller does not so notify Buyer, then the Purchase Price shall be as set forth on Buyer's computation. If Seller gives notice of any proposed adjustments, during the thirty (30) day period following the date of such notice, Seller and Buyer shall attempt to resolve the appropriateness of such proposed adjustments. If at the end of such thirty (30) day period Seller and Buyer shall have failed to reach a written agreement with respect to all such proposed adjustments, the proposed adjustments remaining in dispute shall be referred to arbitration to an accounting firm mutually acceptable to Buyer and Seller. If Buyer and Seller are unable to agree on an accounting firm, a nationally recognized accounting firm shall be chosen by lot by Buyer and Seller (other than KPMG, LLP and PricewaterhouseCoopers LLP) to determine the appropriateness of the remaining proposed adjustments. Such agreed upon or chosen (as the case may be) accounting firm may be hereinafter referred to as the "ACCOUNTING FIRM". The adjustments so determined by written agreement of Seller and Buyer or by arbitration, as the case may be, shall be reflected in the final Purchase Price. Notwithstanding the foregoing, if the aggregate of all amounts in dispute with respect to all good faith disputes referred to in this Section 2.5(f) shall be less than $100,000, such disputes shall not be resolved by the Accounting Firm (as set forth in this Section 2.5(f)), but shall instead be resolved as follows: (x) fifty percent (50%) of the aggregate of all amounts in dispute shall be deemed to have been resolved in Seller's favor, and (y) fifty percent (50%) of the aggregate of all amounts in dispute shall be deemed to have been resolved in Buyer's favor. The date that the Purchase Price is finally determined means the "ADJUSTMENT DATE." The costs of the Accounting Firm shall be borne by the party whose position is not supported by the Accounting Firm's final determination, or equally by Buyer and Seller if the Accounting Firm's final determination of the Purchase Price supports neither Buyer's nor Seller's position, and each of Buyer and Seller will promptly provide such information to the Accounting Firm as such firm shall request.

         (g) Payment of Purchase Price Adjustments.  If the final Purchase Price
             -------------------------------------
exceeds the Estimated Purchase Price, Buyer shall pay such excess, together with interest thereon from the Closing Date to the date such excess is paid at a fluctuating rate per annum which at all times shall be equal to the LIBOR as in effect from time-to-time, within seven (7) days after the Adjustment Date, by wire transfer of immediately available funds, to such bank account in the United States as Seller shall designate; provided that Buyer shall withhold therefrom and place in the Primary Reserve Holdback an amount equal to one percent (1.00%) of such excess amount. If the Estimated Purchase Price exceeds the final Purchase Price, (i) Seller shall pay such excess, together with interest thereon from the Closing Date to the date such excess is paid at a fluctuating rate per annum which at all times shall be equal to the LIBOR as in effect from time-to-time, within seven (7) days after the Adjustment Date, by wire transfer of immediately available funds, to such bank account in the United States as Buyer shall designate, and (ii) Buyer shall withdraw from the Primary Reserve Holdback and pay to Seller an amount equal to one percent (1.00%) of such excess.

         (h) Primary Reserve Holdback and Adjustments  Reserve  Holdback.  Buyer
             -----------------------------------------------------------
shall hold back from the Estimated Purchase Price (a) an amount equal to one percent (1.00%) thereof, and shall place said amount in a reserve fund (the "PRIMARY RESERVE HOLDBACK") which shall be established, maintained and administered as set forth herein and pursuant to Addendum 1, attached hereto and made a part hereof, and (b) an amount equal to one-half percent (0.50%) of the Estimated Purchase Price, and shall place said amount in a reserve fund (the "ADJUSTMENTS RESERVE HOLDBACK") which shall be established, maintained and administered as set forth herein and pursuant to Addendum 2, attached hereto and made a part hereof.

         (i) Pre-Closing Review of Certain Leases.
             ------------------------------------

                  (i) Post June 30, 2002 Leases.  From the date hereof until the
                      -------------------------
         Closing Date, Buyer shall be entitled to perform additional review of Leases approved, entered into, acquired and/or extended or otherwise modified by Seller on or after July 1, 2002. In the event Buyer determines, in its sole discretion, that any of such Leases were not made in Seller's ordinary course of business or otherwise do not comply with Seller's stated credit policies, Buyer may, at any time on or before the sixth (6) day immediately preceding the Closing Date, notify Seller in writing (which writing shall specifically identify the deficiency identified by Buyer) that Buyer has rejected the relevant Leases (the Leases so rejected, if any, may be collectively referred to as the "REJECTED LEASES").

                  (ii)  Progress  Payment  Leases.  At any time on or before the
                        -------------------------
         sixth (6th) day immediately preceding the Closing Date, Buyer may, in its sole discretion, reject in writing any or all Progress Payment Leases.

         SECTION 3.  REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.
                     ---------------------------------------------------------

         (a) Representations  and Warranties  Regarding Seller and Agway. Seller
             -----------------------------------------------------------
and Agway, jointly and severally, hereby represent and warrant to Buyer as follows:

                  (i)  Organization.  Agway  is a  corporation  duly  organized,
                       ------------
         validly existing and in good standing under the laws of the State of Delaware. Telmark is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite limited liability company power and authority to carry on its business as now being conducted. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted. Telmark and each of the Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary.

                  (ii) Authority.  Seller and Agway have all requisite corporate
                       ---------
         or other power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and Agway and the consummation by each of Seller and Agway of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of Seller and Agway. This Agreement has been duly executed and delivered by Seller and Agway, and (assuming the valid authorization, execution and delivery of this Agreement by Buyer and the validity and binding effect hereof on Buyer) constitutes the valid and legally binding obligation of Seller and Agway, enforceable against each of Seller and Agway in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or limiting creditors' rights generally and by general principles of equity and public policy.

                  (iii) Consents and Approvals; No Violation.  Assuming that all
                        ------------------------------------
         consents, approvals, authorizations and other actions described below in this Section 3(a)(iii) or in Schedule 3(a)(iii) relative to any Government Entity have been obtained and all filings and obligations described below in this Section 3(a)(iii) or in Schedule 3(a)(iii) relative to any Government Entity have been made, and except as described in Schedule 3(a)(iii), the execution and delivery of this Agreement by each of Seller and Agway does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by Seller and Agway will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Lien upon any of the Acquired Assets under, any provision of (i) the charter or bylaws of Telmark or Agway, (ii) any provision of the comparable charter or organization documents of any of the Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Agway or Seller (other than the Lease Documents) or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Agway or Seller or any of their respective properties or assets. No filing or registration with, or authorization, consent or approval of, any United States or Canadian federal, state or provincial court, commission, governmental body, regulatory agency, authority or tribunal (each, a "GOVERNMENTAL ENTITY") is required by or with respect to Agway or Seller in connection with the execution and delivery of this Agreement by Agway and Seller or is necessary for the consummation of the transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Act or the BHC Act, (ii) such filings as may be required in connection with the Taxes described in Section 7, (iii) such filings and consents as may be required under federal and state finance, lending and banking laws,
         (iv) approval by the Bankruptcy Court, and (v) such other consents, orders, authorizations, registrations, declarations and filings identified in Schedule 3(a)(iii).

                  (iv)  Brokers.  No broker,  investment  banker or other person
                        -------
         (other than Goldman Sachs & Co., the fees and expenses of which will be paid by Seller) is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Agway or Seller.

         (b)  Representations  and  Warranties of Buyer.  Buyer  represents  and
              -----------------------------------------
warrants to Agway and Seller as follows:

                  (i)  Organization.  Buyer  is a  corporation  duly  organized,
                       -------------
         validly existing and in good standing under the laws of the State of Iowa.

                  (ii)  Authority.  Buyer has all requisite  corporate power and
                        ---------
         authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming the valid authorization, execution and delivery of this Agreement by Agway and Seller and the validity and binding effect hereof on Agway and Seller) constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or limiting creditors' rights generally and by general principles of equity and public policy.

                  (iii) Consents and Approvals; No Violation.  Assuming that all
                        ------------------------------------
         consents, approvals, authorizations and other actions described below in this Section 3(b)(iii) relative to any Government Entity have been obtained and all filings and obligations described below in this
         Section 3(b)(iii) relative to any Government Entity have been made, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Seller under, any provision of (i) the charter or bylaws of Buyer, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Buyer or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or its properties or assets. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer or is necessary for the consummation of the transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Act or the BHC Act, (ii) such filings as may be required in connection with the Taxes described in Section 7, (iii) such filings and consents as may be required under federal and state commercial finance, lending and banking laws and (iv) such other consents, orders, authorizations, registrations, declarations and filings identified in Schedule 3(b)(iii).

                  (iv) Brokers. No broker,  investment banker or other person is
                       -------
         entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

         SECTION 4.  REPRESENTATIONS  AND  WARRANTIES  CONCERNING  THE BUSINESS.
                     ----------------------------------------------------------
Agway and Seller, jointly and severally, represent and warrant to Buyer that the statements contained in this Section 4 are true and correct as of the date hereof and will be true and correct as of the Closing Date.

         (a) Title to Acquired  Assets.  Except as set forth in  Schedule  4(a),
             -------------------------
Seller has good and marketable title to the Acquired Assets and to all other properties and assets of Seller (including, without limitation, those shown on the Most Recent Statement of Assets and Liabilities or acquired after the date thereof, except for properties and assets disposed of or repaid in the Ordinary Course of Business since the date of the Most Recent Statement of Assets and Liabilities), free and clear of all Liens, and a valid leasehold interest in the leased properties and leased equipment used by Seller in connection with the Business.

                  (b)  Financial  Information.  Included in  Schedule  4(b) is a
                       ----------------------
         statement of assets and liabilities for Seller as of November 30, 2002 (the "MOST RECENT STATEMENT OF ASSETS AND LIABILITIES") and as of June 30, 2002 (together with the Most Recent Statement of Assets and Liabilities, prepared in accordance with GAAP consistently applied, the "STATEMENTS OF ASSETS AND LIABILITIES") derived from Telmark's unaudited consolidating balance sheets as of such date. The Statements of Assets and Liabilities have been prepared on a basis consistent with the financial information provided to Buyer during due diligence. All Acquired Assets which are either material or which would be required to be recorded on the books and records of Seller in accordance with GAAP and Seller's past accounting practices, are set forth in the Most Recent Statement of Assets and Liabilities. All Assumed Liabilities which are material and which would be required to be recorded on the books and records of Seller in accordance with GAAP and Seller's past accounting practices, are set forth in the Most Recent Statement of Assets and Liabilities. The Statements of Assets and Liabilities are prepared in accordance with GAAP and are complete and accurate in all material respects and are consistent with the internal books and records of Seller. Neither the Estimated Purchase Price, nor the Purchase Price agreed upon or otherwise determined pursuant to Section 2(f), includes any amount which is not attributable to an Acquired Asset.

         (c) Subsequent Events.  Except as set forth in Schedule 4(c), since the
             -----------------
date of the Most Recent Statement of Assets and Liabilities, there has not been any Material Adverse Change in the Business.

         (d) Permits and  Compliance.  Seller is in  possession of all licenses,
             -----------------------
grants, authorizations, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Seller to lease and operate its properties or to carry on the Business as it is now being conducted (the "SELLER PERMITS"). Except as set forth in Schedule 4(d), no suspension or cancellation of any of the Seller Permits is pending or, to the knowledge of Seller, threatened. Seller is not in violation of (A) its charter, bylaws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over Seller. Except as set forth in Schedule 4(d), no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease (other than the Lease Documents), contractual license or other agreement or instrument to which Seller is a party or by which Seller is bound or to which any of the properties, assets or operations of Seller is subject.

         (e) Contracts.  Schedule 4(e),  attached hereto and made a part hereof,
             ---------
lists all  written  contracts  and other  written  agreements,  other than Lease
Documents, to which Seller is a party, including without limitation, all software licenses and assignments, all other licenses and assignments relative to Intellectual Property Rights, and all vendor, dealer and broker agreements (collectively, the "THIRD PARTY CONTRACTS"). Seller has delivered to Buyer correct and complete copies of the Third Party Contracts listed on Schedule 4(e) (as amended to date). Buyer shall, within twenty (20) days after the date of this Agreement, identify on Schedule 4(e)-2 those Third Party Contracts which it does not wish to acquire. With respect to each Third Party Contract not listed in Schedule 4(e)-2 and except as set forth in Schedule 4(e), as of the date hereof: (A) the agreement is valid and enforceable in accordance with its terms in all material respects, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium, and other similar laws affecting creditor's rights generally and subject to the effect of public policy and general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally; (B) the agreement will continue to be valid and enforceable to the same extent as described in clause
(A), and in full force and effect following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (C) no party is in breach or default, and no event has occurred which, with the giving of notice, the lapse of time or both, would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement, and (D) the written agreement(s) provided to Buyer during due diligence relative thereto is an exclusive statement of the terms and conditions of the agreement between the parties thereto.

         (f) Real Property.  Other than as set forth on Schedule 4(f) and except
             -------------
to the extent any Leased Property which is attached to real property might be considered a part thereof, Seller owns no real property related to the operations of the Business. Schedule 4(f) attached hereto and made a part hereof lists and describes briefly all real property leased or subleased to Seller, relating to the Business. Seller is not a party to any written real property lease or sublease agreement, and all oral real property leases and subleases to which Seller is a party shall be terminated effective as of Closing without penalty or further obligation on the part of Seller.

         (g) Lease Transactions and Lease Documents.
             --------------------------------------

                  (i) Except as set forth in Schedule 4(g)(i), each Lease constitutes a valid, binding, non-cancelable and enforceable payment obligation of the Obligor in accordance with its terms, and no Obligor is bankrupt, deceased or Out of Business as of the Closing Date. As used herein, "OUT OF BUSINESS" shall mean, as to any Obligor, its not actively engaging in or otherwise conducting the business conducted by it as of the time it entered into its Lease. Each Lease Document is genuine, true and correct, and, to the extent applicable, has been duly executed by, and is binding and enforceable against, all of the parties thereto.

                  (ii) Except as set forth in Schedule 4(g)(ii), each Lease was originated by Seller in the Ordinary Course of Business or, in the case of any Lease purchased by Seller, was acquired by Seller for proper consideration and on arm's length terms and was validly assigned to Seller by the originator of such Lease without recourse.

                  (iii) Each Lease contains customary and enforceable provisions adequate to enable realization against the Obligor and/or the related Leased Property.

                  (iv) Except as set forth in Schedule 4(g)(iv), each Lease complies with all requirements of applicable United State and Canadian federal, state, provincial and local laws and regulations.

                  (v) Subject only to the Securitization Transactions, Seller has good and marketable title to each Lease and Seller's interest in the Leased Property (subject to the terms of the applicable Lease) and is the sole owner thereof, free of all Liens.

                  (vi) Subject only to the Securitization Transactions or as described in Schedule 4(g)(vi), no Person (other than Seller) has a participation in or other right to receive scheduled payments under any Lease, and Seller has not taken any action to convey any right to any Person that would result in such Person having a right to scheduled payments received with respect to any Lease.

                  (vii) Each Lease was originated or acquired by Seller without any fraud or misrepresentation.

                  (viii) Each Obligor had a location in the United States or Canada at the inception of the Lease; and the asset location for each Lease and address for each Lease in Seller's records is within the United States or Canada and is accurate.

                  (ix) Seller warrants that Buyer shall suffer no Adverse Consequences due to the failure by Seller or any other Person to make a proper filing and or take other actions required to be made, taken or performed in any jurisdiction to give Seller an ownership or perfected security interest in all Leased Property and all other collateral securing an Obligor's performance under any Lease.

                  (x) There exists a separate lease file pertaining to each Lease, and, except as set forth in Schedule 4(g)(x), each such lease file contains the original Lease and the original or a copy of all of the other Lease Documents applicable thereto.

                  (xi) Each Lease prohibits the sale, assignment or transfer of the Obligor's interest therein, the assumption of the Lease by another person in a manner that would release the Obligor thereof from the Obligor's obligation, or any sale, assignment or transfer of the related Leased Property, without the prior consent of the lessor, other than Leases which may (a) permit assignment to a subsidiary, corporate parent or other affiliate, (b) permit the assignment to a third party, provided the Obligor remains liable under the Lease or (c) permit assignment to a third party with a credit standing (determined by Seller in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount) equal to or better than the original Obligor.

                  (xii) The Obligor under each Lease is required to make payments thereunder (a) in United States dollars (except, as to each Obligor located in Canada at the time its Lease was entered into, in Canadian dollars) and (b) in fixed amounts and on fixed and predetermined dates.

                  (xiii) Each Lease requires the Obligor to assume responsibility for payment of all expenses in connection with the maintenance and repair of the applicable Leased Property, the payment of all premiums for insurance of such Leased Property and the payment of all taxes (including sales and property taxes) relating to such Leased Property.

                  (xiv) Each Lease requires the Obligor thereunder to make all scheduled payments thereon under all circumstances and regardless of the condition or suitability of the related Leased Property and notwithstanding any defense, set-off or counterclaim that the Obligor may have against the manufacturer, supplier, lessor or lender (as the case may be); all payments were made by the Obligors when and as indicated on the data tape information provided during due diligence, and will have been made on the dates indicated on the data tape provided on the Closing Date; and no payment or other amount due under any Lease has been made by any party other than the applicable Obligor other than payments made by a party pursuant to a written assignment of proceeds which is included in the applicable lease file.

                  (xv) The terms of each Lease provide that, if the Leased Property is damaged or destroyed, the Obligor is required either (a) to repair such equipment, (b) to make a termination payment to the lessor in an amount not less than the sum of all unpaid scheduled payments through the end of the original (or, as applicable, renewal) term of the Lease plus the booked residual of the Leased Property, or, as appropriate, the principal amount then outstanding plus accrued interest thereon and the booked residual of the Leased Property (except some amounts be discounted at a rate set forth in the Lease Documents) (the "LEASE PAYOFF AMOUNT") or (c) in some cases, to replace such damaged or destroyed Leased Property with other property of comparable age, use and value.

                  (xvi) Seller and Agway warrant that Buyer shall suffer no Adverse Consequence as a result of or in connection with (a) the termination or cancellation of, or the return of any Leased Property applicable to, a Lease with any federal, state, municipal or other government entity (or any other entity entitled to exercise rights of any of the foregoing) caused by non-funding, non-appropriation or otherwise, (b) any True Lease Guaranty, or (c) any environmental hazard or condition associated with any Acquired Asset or the Leased Premises (including, without limitation, asbestos).

                  (xvii) No provision of any Lease has been waived, altered or modified in any material respect; provided that, with respect to any given Lease, this Subsection (xvii) shall not apply to any waiver(s), alteration(s) and/or modification(s) thereto which (a) were made in the ordinary course of Seller's business and within Seller's credit and collection policies as presented to Buyer during due diligence, and (b) are documented in the applicable lease file, to the extent that such waiver(s), alteration(s) and/or modification(s) has not and does not cause the financial obligations of the Obligor to differ from that represented on Seller's system of record.

                  (xviii) All Leased Property has been properly delivered and installed, and each Obligor has accepted the related Leased Property and has had a reasonable opportunity to inspect and test such Leased Property, except with respect to Leases in process in the ordinary course of business (each such Lease may be referred to as a "LEASE IN PROCESS"). Each Lease in Process with respect to which any partial, progress or other such payment(s) have been made by Seller is listed in
         Schedule 4(g)(xviii) (each, a "PROGRESS PAYMENT LEASE"), which identifies as to each Progress Payment Lease, without limitation, the date upon which the first partial, progress or other such payment was made and the aggregate amount of such payments. At Closing, Schedule 4(g)(xviii) shall also identify, with respect to each Progress Payment Lease, the name of the party(ies) to whom the partial, progress or other such payment(s) have been made. With respect to each Progress Payment Lease not rejected by Buyer pursuant to Section 2(i)(ii), each party to whom such payment(s) was/were made is obligated to pay such payment(s) to Buyer if the applicable Lease Property is not properly delivered, installed and accepted on or before the ninetieth (90th) day following the Closing Date (or, with respect to those Leases in process under which the Lease Property is a building, on or before the one hundred eightieth (180th) day following the Closing Date).

                  (xix) Each Lease constitutes and will continue to constitute a valid reservation of title by Seller to the related Leased Property.

                  (xx) No consent of any Obligor is required to assign and transfer any Lease to Buyer and each Lease is a complete and exclusive statement of the entire agreement between Seller and Obligor.

                  (xxi) All security deposits held by Seller in connection with Obligors are maintained in an account in compliance with all applicable laws.

                  (xxii) All of the information concerning the Leases, the Leased Property and the Obligors which has been furnished by the Seller to the Buyer is true, correct and complete.

                  (xxiii) Seller has provided all notices and performed such other acts as may be required by law or otherwise in order to cause all Lease renewal provisions to be enforceable in accordance with the terms thereof.

                  (xxiv) No extension, deferral or renewal has been granted to any Obligor other than in strict accordance with Seller's written policies provided to Buyer during due diligence.

                  (xxv) Schedule 4(g)(xxv) lists each Lease Transaction with respect to which a mortgage, deed of trust or similar instrument applicable to security interests in real property has been recorded, and includes, without limitation, (a) the name and address of the Obligor, (b) the applicable Lease Net Investment, (c) the type of security instrument recorded (e.g., mortgage, deed of trust, etc.), and
         (d) the state (or, with respect to filings made in Canada, the province) within which the office where the mortgage, deed of trust or other instrument is recorded is located.

                  (xxvi) As of the Closing Date, each assignment delivered to Buyer pursuant to Section 2(e) of this Agreement relative to a mortgage, deed of trust or other security instrument listed in Schedule 4(g)(xxv) shall be, without change (a) recordable in the in the office where the applicable mortgage, deed of trust or other security instrument is recorded, and (b) otherwise legally sufficient to transfer all of Seller's rights under the applicable mortgage, deed of trust or other security instrument to Buyer.

         (h) Actions and Proceedings.  Except as set forth in Schedule 4(h): (i)
             -----------------------
there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Seller, or against or involving any of the present or former directors, officers, employees, consultants, agents or equity holders of Seller, acting in their capacity as such, or any of its or their properties, assets or business; (ii) there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the knowledge of Agway and/or Seller, threatened against, involving or affecting Seller or any of its present or former directors, officers, employees, consultants, agents or equity holders, acting in their capacity as such, or any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on Seller or materially impair the ability of Seller to perform its obligations hereunder; and (iii) there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the knowledge of Agway and Seller, threatened against, involving or affecting Seller or any of its present or former officers, directors, employees, consultants, agents or stockholders, acting in their capacity as such, or any of its properties, assets or business relating to the transactions contemplated by this Agreement.

         (i) Certain Agreements. Except as set forth in Schedule 4(i), Seller is
             ------------------
not a party to any oral or written agreement or plan, including any employment agreement or severance agreement, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (collectively, "CHANGE IN CONTROL AGREEMENTS"). Except as set forth in Schedule 4(i), no officer, director or employee of Seller is a party to, or will receive benefits under, any Change in Control Agreement. Notwithstanding the foregoing, Agway or Seller has entered into agreements with certain employees of Seller under a retention bonus program pursuant to which Telmark will be obligated to make payments to such employees upon or within a certain period of time after the Closing (collectively, "RETENTION BONUS AGREEMENTS"). All Retention Bonus Agreements are obligations and liabilities of Seller. Seller will continue to be obligated under the Retention Bonus Agreements after the Closing Date. Schedule 4(i) sets forth each officer, director or employee of Seller who is a party to a Retention Bonus Agreement and the total amount that each such person is eligible to receive thereunder.

         (j)  Employee  Benefit  Plans.  All  Employee  Benefit  Plans  covering
              ------------------------
employees of Seller are sponsored by (i) Agway or (ii) an Affiliate of Agway other than Seller.

         (k)  Compliance  with  Worker  Safety  and   Environmental   Laws.  The
              -------------------------------------------------------------
properties, assets and operations of Seller are in compliance with all applicable Worker Safety Laws and Environmental Laws. With respect to such properties, assets and operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of Seller that interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws.

         (l) Labor Matters.  Seller is not a party to any collective  bargaining
             -------------
agreement or labor contract. There is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of Agway and Seller, threatened against or affecting Seller which may interfere with the respective business activities of Seller

         (m) Intellectual Property.
             ---------------------

                  (i) Schedule 4(m)(i) describes all patents, trademarks, trade names, service marks, trade secrets, copyrights, software, web sites and related code, and all other intellectual property owned by Seller in connection with the Business (collectively, and together with all goodwill associated therewith, the "PROPRIETARY INTELLECTUAL PROPERTY"). Schedule 4(m)-2 describes all patents, trademarks, trade names, service marks, trade secrets, copyrights, software, web sites and related code, and all other intellectual property rights licensed to or otherwise controlled, but not owned, by Seller in connection with the Business (collectively, the "OTHER INTELLECTUAL PROPERTY RIGHTS").

                  (ii) Seller owns and possesses all right, title and interest in and to all of the Proprietary Intellectual Property, and Seller holds a valid and freely-transferable license in and to all of the Other Intellectual Property Rights. Except as set forth in Schedule 4(m)(ii), no claim by any third party contesting the validity, enforceability, use or ownership of any Intellectual Property Rights has been made or is currently outstanding or threatened, Seller has not infringed upon or misappropriated any right(s) of any third party with respect to any of the Intellectual Property Rights, and the continued use of the Intellectual Property Rights will not constitute or result in any infringement upon, misappropriation of or conflict with any right(s) of any third party.

                  (iii) Except as described in Schedule 4(m) and Schedule 4(m)-2, Seller has not assigned, licensed or sublicensed any of the Intellectual Property Rights to any third party or parties. Ownership of all Proprietary Intellectual Property, and all of Seller's rights in and to all Other Intellectual Property Rights, shall be properly conveyed and assigned by Seller to Buyer at the Closing.

                  (iv) All fees, royalties and other payments associated with the Other Intellectual Property Rights have been paid current, and shall be paid current as of the Closing. Except as described on
         Schedule 4(m)(iv), the transactions contemplated by this Agreement will have no material adverse effect on Seller's right, title and interest in and to any of the Intellectual Property Rights. Seller has taken all necessary and/or desirable action to protect Intellectual Property Rights and will continue to maintain all Intellectual Property Rights prior to the Closing so as to not materially adversely affect the validity or enforcement of the Intellectual Property Rights.

         (n)      Securitizations.
                  ---------------

                  (i) Schedule 4(n)(i) sets forth a true and correct list of securitization transactions for which Seller (or one or more Subsidiaries included within "Seller" as that term is defined herein) (the "SECURITIZATION TRANSACTIONS") is currently acting as one or more of "servicer" or "master servicer," together with a true and correct list of all sale and servicing agreements, indentures of trust, insurance contracts, undertakings with rating agencies, sub-servicing agreements, and any other contract of any type or description relating to such Securitization Transactions (all of the foregoing referred to herein as the "SECURITIZATION AGREEMENTS") and Seller has furnished to the Buyer true, correct and complete copies of all Securitization Agreements, and there are no agreements, written or oral, that modify or amend any of such Securitization Agreements, except as disclosed on
         Schedule 4(n)(i) and except for notifications for change of address.

                  (ii) Each of the Securitization Agreements is a valid and binding agreement of the Seller and is enforceable by Seller against the other parties thereto in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time-to-time in effect and subject to general equity principles.

                  (iii)  The  Seller  has the  right  under  the  Securitization
         Agreements,   subject  only  to  the  consents,   notices,   and  other
         requirements contemplated therein, to transfer and assign all of its rights thereunder to the Buyer, including without limitation, the right to re-purchase any assets pursuant to the Securitization Agreement. Subject to the giving of notice to, and Seller's receipt of any consents from third parties, as well as the agreement of Buyer and the Buyer Affiliates to be bound and obligated and Buyer and the Buyer Affiliates meeting any requirements with respect to successor entities set forth therein, as may be required by the Securitization Agreements, the execution, delivery and performance of this Agreement, and the transfer and assignment by Seller of its rights under each Securitization Agreement pursuant hereto will not constitute a breach of any Securitization Agreement and will vest Buyer with good and marketable title to the rights of Seller thereunder, free and clear of any liens or claims.

                  (iv) The Seller has complied in all respects with the terms of the Securitization Agreements, and all reports delivered by Seller in its capacity as "servicer" pursuant to the terms of any Securiti-
         zation Agreement are true, correct and complete in all material respects. No event of default, or event that would result in an event of default which has not been cured, has occurred that would give rise to a right of another party thereto to terminate any Securitization Agreement or Seller's rights as "servicer" or "master servicer" thereunder, and Seller has not received any notice of such termination.

                  (v) Each Lease sold and currently held in connection with a Securitization Transaction complied at the time of sale in all respects with the representations set forth in the Securitization Agreements, and to the extent that Seller was obligated to repurchase or substitute Leases in connection with a Securitization Transaction, all such repurchases or substitutions have complied with the terms of the Securtization Agreements pursuant to which they were made, and Seller, as of the date hereof, and as of the Closing Date, has no outstanding obligation to repurchase any such Lease.

                  (vi) On the Closing Date, all representations and warranties, other than those relating to Buyer or the Buyer Affiliates or solely under the control of Buyer and the Buyer Affiliates, required to be made pursuant to Section 2 of the respective Sales and Servicing Agreements set forth on Schedule 4(n)(i), shall be true and correct.

         (o)  Domain  Names.  All of the World  Wide Web  domain  names  used in
              -------------
connection with the Business are described in Schedule 4(o), attached hereto and incorporated herein (the "DOMAIN NAMES"). All of the Domain Names are properly registered in Seller's name, and all of Seller's right, title and interest in and to the Domain Names will be properly conveyed and assigned by Seller to Buyer at the Closing.

         (p)  Schedules.  Appendix  A  and  each  schedule  referenced  in  this
              ---------
Agreement that has been prepared, supplied or otherwise created using information provided by Seller (other than those schedules the contents of which are determined solely by Buyer) are complete, and all of the information contained therein is true and accurate.

         SECTION 5.  PRE-CLOSING  COVENANTS.  The Parties  agree as follows with
                     ----------------------
respect to the period between the execution of this Agreement and the Closing:

         (a)      Conduct of Business of the Company.
                  ----------------------------------

                  (1) Except as  permitted  by  clauses  (i)  through  (xiii) of
         Section 5(a)(2), during the period from the date of this Agreement through the Closing Date, Seller shall:

                  (i) except as otherwise specifically required under the terms and conditions of this Agreement, in all material respects carry on the Business in the Ordinary Course of Business, including but not limited to, maintaining Seller's credit approvals consistent with past practices and in accordance with all documented credit policies provided to Buyer during due diligence, and, to the extent consistent therewith, use reasonable efforts to preserve intact its current business organizations;

                  (ii) keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, brokers, vendors, dealers and others having business dealings with Seller to the end that its goodwill and the Business shall be unimpaired as of the Closing Date;

                  (iii) continue to account for Seller's SFAS 91 deferred expenses under the accounting method in place on June 30, 2002, provided however, that the deferred asset shall be no more that two and fifteen-hundredths percent (2.15%) of the Portfolio Net Investment on the Closing Date;

                  (iv) continue to book residuals consistent with past practice;

                  (v) maintain an allowance for losses consistent with current life of lease reserve methodology, but in no event less than five percent (5.00%) of the Portfolio Net Investment on the Closing Date;

                  (vi)  charge-off all Leases more than three hundred sixty-five
                  (365) days contractually delinquent;

                  (vii) record accrued interest payable on all outstanding debt;

                  (viii)  write-off unreconciled balance sheet items over ninety
                  (90) days old;

                  (ix) not enter into any off-balance sheet securitizations. In addition, Seller shall not enter into any term-debt on-balance-sheet securitizations or commercial paper conduit funding;

                  (x) maintain a delinquency percentage for the Portfolio Net Investment which are sixty (60) or more days contractually delinquent, of no greater than two and one-half percent (2.50%) of the Portfolio Net Investment and such percentage shall be calculated consistently with information provided Buyer by Seller during Buyer's due diligence;

                  (xi) within ten (10) days after each month-end between the date of this Agreement and the Closing Date provide Buyer with a data tape, in the same format as provided to Buyer for due diligence purposes, containing information on Leases;

                  (xii) ten (10) days prior to the Closing Date provide Buyer with a data tape, in the same format as provided to Buyer for due diligence purposes, containing information on Leases entered into between the date hereof and fifteen (15) days prior to the Closing Date which are outside the parameters of
                  Section 5(a)(2)(xiii).

         (2) Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement, Seller shall not without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed):

                  (i)   amend its charter or bylaws;

                  (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any Person or division thereof or otherwise acquire or agree to acquire any assets, other than transactions that are in the Ordinary Course of Business;

                  (iii) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, including the Leases, other than transactions that are in the Ordinary Course of Business;

                  (iv) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than in the Ordinary Course of Business;

                  (v) enter into or adopt any, or amend any existing, severance plan or Change in Control Agreement or enter into or amend any Employee Benefit Plan or employment or consulting agreement, except as required by applicable law or as will not result in a net increase in benefits or amounts payable thereunder;

                  (vi) increase the compensation payable or to become payable to its directors, officers or employees (except for increases in the Ordinary Course of Business in salaries or wages of employees of Seller) or grant any severance or termination pay to, or enter into or amend (except as will not increase benefits or amounts payable thereunder) any employment or severance agreement with, any director or officer of Seller, or establish, adopt, enter into, or, except as may be required to comply with applicable law or as will not increase benefits or amounts payable thereunder, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                  (vii) knowingly violate or knowingly fail to perform any obligation or duty imposed upon Seller by any applicable law, rule, regulation, guideline or ordinance of any Governmental Entity;

                  (viii) make any change to accounting policies or procedures, except as required by another provision of this Agreement;

                  (ix) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

                  (x) enter into or amend any non-Lease agreement or contract or make or agree to make any new capital expenditure or expenditures which, individually, is in excess of Ten Thousand Dollars ($10,000.00) or, in the aggregate, are in excess of Fifty Thousand Dollars ($50,000.00) per month;

                  (xi) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the Ordinary Course of Business or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Final Closing Statement of Assets and Liabilities or incurred in the Ordinary Course of Business, or make any distribution to equity holders of Seller;

                  (xii) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or

                  (xiii) enter into any Lease and/or Lease  Transaction which is
         in  an  amount  greater  than  Two  Hundred  Fifty   Thousand   Dollars
         ($250,000.00).

         (b)  Access  to  Information.  Seller  and  Agway  shall  afford to the
              -----------------------
accountants, counsel, financial advisors and other representatives of Buyer reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Closing Date, all properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) of Seller or relating to Seller's business. During such period, Seller and Agway shall furnish promptly to Buyer all information concerning the business, properties and personnel of Seller or relating to Seller's business as Buyer may reasonably request. All information obtained by Buyer pursuant to this Section 5(b) shall be kept confidential in accordance with the Confidentiality Agreement dated February 4, 2002 (the "CONFIDENTIALITY AGREEMENT") among Agway, Telmark and Buyer.

         (c)      Reasonable Efforts.
                  ------------------

                  (i) Upon the terms and subject to the  conditions set forth in this Agreement, each of the Parties agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to: (A) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the Hart-Scott-Rodino Act or the BHC Act), (B) the obtaining of all necessary consents, approvals or waivers from third parties, (C) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (D) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. None of the Parties shall consent to any voluntary delay of the consummation of the transactions contemplated hereby at the behest of any Governmental Entity without the consent of the other Parties, which consent shall not be unreasonably withheld.

                  (ii) Each of the Parties shall use all reasonable efforts to not take any action, or enter into any transaction, which would cause any of the representations or warranties of such Party contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

                  (iii) Seller agrees to reasonably cooperate with Buyer to convert the Business to Buyer's general ledger system as soon as practicable after Closing.

         (d)  Public  Announcements.  None of the  Parties  will issue any press
              ---------------------
release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without the prior written approval of the other party, except as may be required by applicable law or required by obligations pursuant to any listing agreement with any national securities exchange. Notwithstanding the foregoing, each Party shall have the right to issue a press release regarding the transactions contemplated hereby upon the signing of this Agreement and upon the Closing; provided, however, that each Party will notify the other Parties if it intends
------------------
to issue such a press release and provide the other Parties with the text of the press release and reasonable opportunity to comment in advance of its release to the public.

         (e)  Notification  of Certain  Matters  Buyer shall use its  reasonable
              ---------------------------------
efforts to give prompt notice to Seller and Agway, and Seller and Agway shall use their reasonable efforts to give prompt notice to Buyer, of: (i) the occurrence or non-occurrence of any event of which any of them is aware that would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of Buyer or of Seller or Agway, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on Buyer or Seller, as the case may be; provided,
                                                                       --------
however, that the delivery of any notice pursuant to this Section 5(e) shall not
-------
limit or otherwise affect the remedies available hereunder.

         SECTION 6.  POST-CLOSING  COVENANTS.  The Parties agree as follows with
                     -----------------------
respect to the period following the Closing:

         (a)  General. In case at any time after the Closing any further  action
              -------
is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9 below).

         (b)  Litigation  Assistance. In the event and for so long as any of the
              ----------------------
Parties  actively  is  contesting  or  defending   against  any  action,   suit,
proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (i) any transactions contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Business, the other Parties shall cooperate with the contesting or defending Party and its counsel in the defense or contest, make available its personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 9 below). In addition, Agway agrees to provide Buyer with such assistance as Buyer may reasonably request in connection with the assumption by Buyer of the Assumed Litigation Obligations.

         (c) Employee Benefits and Employment.
             --------------------------------

                  (i) Except as otherwise provided herein or as otherwise clearly required by the context, the following terms shall have the respective meanings indicated when used in this Agreement:

                           (A) "RETAINED EMPLOYEES" means those persons who are employees of Seller in connection with the Business on the Closing Date immediately prior to consummation of the Closing and are identified in
         Schedule 6(c)(i). With regard to all employees hired by Seller during the period from the date of this Agreement to the Closing Date, Buyer has the option to update Schedule 6(c)(i) at any time until the consummation of the Closing.

                           (B) "TRANSFERRED EMPLOYEES" means those persons who are employees of Seller in connection with the Business on the Closing Date (including, without limitation, those who are absent due to vacation, illness or maternity/paternity leave) and are not Retained Employees. The determination of whether a person is a Transferred Employee shall be made immediately before putting into effect the provisions of Subsection (c)(ii), below.

                  (ii) Effective on the Closing Date, immediately prior to the consummation of the Closing, all Transferred Employees shall cease to be employed by Seller, and Buyer shall offer employment with Buyer to each Transferred Employee in a position that is reasonably comparable to that held as of the Closing Date. All Transferred Employees shall be employees-at-will of Buyer. Prior to the Closing Date, Seller shall identify all of its employees on short-term and long-term disability leave (including, without limitation, those on maternity/paternity) to Buyer, and, to the extent necessary, shall update such list prior to the consummation of the Closing.

                  (iii)  (A)  In General.  Buyer shall provide  the  Transferred
                              ----------
         Employees with the employee benefits being provided to Buyer's own employees, subject to the terms of those Employee Benefit Plans of

         Buyer (the "BUYER'S EMPLOYEE BENEFITS"), and shall credit Transferred Employees' service with Seller based on the Agway adjusted service date (as determined in accordance with Agway's employment policy as provided to Buyer during due diligence) for purposes of eligibility and vesting under all of Buyer's welfare benefit plans, severance plans and qualified pension and profit sharing plans, and for purposes of calculating benefits under Buyer's severance plan, to the extent that such service credit would be relevant. No exclusions for pre-existing conditions shall apply to any medical benefit plan for which Transferred Employees may be eligible with respect to any condition for which the Transferred Employees were covered under any medical benefit plan maintained by Seller or Agway. With respect to Buyer's long term disability plan (the "BUYER LTDP"), if a Transferred Employee was covered by Seller's long term disability plan (as in existence as of Buyer's due diligence, "SELLER'S LTDP") on the day immediately before the Closing Date, the effective date for purposes of the pre-existing condition limitation contained in the Buyer LTDP shall be the effective date of coverage under Seller's LTDP, such that if continuous coverage under the Seller's LTDP and the Buyer LTDP is more than twelve (12) months as of the initial date of disability, a Transferred Employee will not be subject to the pre-existing condition limitation. If the disability occurs in the first (1st) year of coverage under the Buyer LTDP and is approved, benefits will be limited to the lesser of the benefit amounts contained in Seller's LTDP and the Buyer LTDP. If a Transferred Employee has been a participant in Seller's LTDP less than twelve (12) months, the Transferred Employee will be subject to the pre-existing exclusion, but the Transferred Employee shall be credited for the amount of time in which the Transferred Employee has been a participant in Seller's LTDP for satisfying the twelve (12) month pre-existing exclusion period.

                           (B)  Notice.  Except  as otherwise expressly provided
                                ------
         in this Section 6(c), Seller, and effective as of the Closing Date, Buyer shall give notice to all Transferred Employees that, except as otherwise expressly provided herein, all benefits and/or accruals previously provided under the Employee Benefit Plans of Agway will terminate on the Closing Date and will be replaced by Buyer's Employee Benefits.

                  (iv)  Liability  Retained By Seller and  Liability  Assumed By
                        --------------------------------------------------------
         Buyer. Except as otherwise  specifically provided in this Section 6(c),
         -----
         Seller shall retain all Liabilities for all salary and other compensation and employee benefits due any Retained Employee arising out of employment by Seller before, on, or after the Closing Date;
         Seller shall retain all Liabilities for all salary and other compensation and employee benefits due any Transferred Employee arising out of employment by Seller before the Closing Date; and Buyer shall assume all Liabilities for all salary and other compensation and employee benefits due any Transferred Employee arising out of employment by Buyer after the Closing Date. Seller shall retain
         Liability for medical and other welfare benefit claims incurred by Transferred Employees before the Closing Date, and, to the extent any given Transferred Employee is enrolled in Buyer's medical and other welfare benefit plans on and after the Closing Date, Buyer shall assume Liability for medical and other welfare benefit claims incurred by that Transferred Employee on or after the Closing Date.

                  (v)   Change in Control  Agreements  and  Variable  Pay Plans.
                        -------------------------------------------------------
         Seller shall retain Liability for amounts due under the Change in Control Agreements, including minimum vested variable pay amounts due upon the Closing; provided, however, that nothing in this Agreement shall be construed to obligate either Agway or the Seller to continue the variable pay plans in effect after Closing.

                  (vi)  Paid  Time  Off.  Transferred  Employees  shall  receive
                        ---------------
         credit for service with Seller for purposes of computing paid time off benefits (including vacation, sick leave and personal holidays) to which similarly situated employees of Buyer are or may become entitled under the terms of Buyer's paid time off policies. On or prior to the Closing Date, Seller shall pay all Transferred Employees the value of their unused paid time off available to them prior to the Closing Date under Seller's paid time off policies.

                  (vii)  WARN Act Compliance.  Following the Closing Date, Buyer
                         -------------------
         shall comply in all respects with the Worker's Adjustment and Retraining Notification Act, as amended (the "WARN ACT"), and Buyer shall not take any action which would subject Seller to any disclosure or announcement obligations under the WARN Act with respect to employees of Seller, including by designation of employees on Schedule 6(c)(i), assuming that the employment of all such employees will be terminated by Seller immediately following the Closing. As of the date hereof, Buyer does not contemplate any "plant closing" or "employee mass layoff," as such terms are used in the WARN Act, with respect to the Business or the Transferred Employees on or before ninety-one (91) days following Closing.

                  (viii)  Retirement Plan. Agway shall retain and be responsible
                          ---------------
         for benefits under Agway's 401(k) plan for the Transferred Employees through the Closing Date. Agway shall cause its 401(k) plan to make available distributions of the amount of account balances vested as of the Closing Date to Transferred Employees pursuant to Section 401(k)(10)(A)(iii) of the Code to the same extent as distributions are available to similarly situated former employees of Agway.

                  (ix) Cooperation.
                       -----------

                           (A) With respect to all benefits for which Seller or Agway is responsible under this Section 6(c), Buyer shall cooperate with Seller and Agway by promptly providing the information reasonably requested by Seller or Agway to enable Seller or Agway to perform its obligations. Buyer shall direct all claimants and claims for such benefits to Seller.

                           (B) With respect to all benefits for which Buyer is responsible under this Section 6(c) or otherwise provides to Transferred Employees, Seller shall cooperate with Buyer by promptly providing the information reasonably requested by Buyer to enable Buyer to perform its obligations. Seller shall direct all claimants and claims for such benefits to Buyer. Seller shall provide Buyer with such reasonable access prior to the Closing Date as may be necessary or appropriate to enable Buyer to enroll Transferred Employees into Buyer's Employee Benefits and otherwise fulfill its obligations under this Section 6(c).

                           (C) After the Closing Date, Seller and Buyer each will cooperate with the other in providing reasonable access to all information required for the operation of, or the preparation and submission of reports or notices required in connection with the operation of the employee benefit programs maintained by Seller, Agway or Buyer or their Affiliates which covers any of the Transferred Employees, including, without limitation, the preparation and submission of reports or notices to the PBGC, the Department of Labor, the Internal Revenue Service, or any other agency of the U.S. Government.

         (d)      Noncompetition.
                  --------------

                  (i) For a period of four (4) years from and after the Closing Date, neither Agway nor any present or future Affiliate of Agway will:

                       (A) engage, anywhere in the United States of America or Canada, in any Competitive Business (as hereinafter defined); or

                       (B) acquire, own or hold any interest in any Competitive Business in the United States.

                  "COMPETITIVE BUSINESS" means any business of commercial equipment, building or vehicle financing in the agricultural, forestry, retail, service, computer, medical, office products or telecommunications markets. "Competitive Business" does not include (A) leases between Agway and its subsidiaries (or between any subsidiaries of Agway), (B) financing for individual, family or household purposes, or (C) Leases not acquired by Buyer under this Agreement.

                  (ii) If the final judgment of a court of competent jurisdiction declares that any term or provision of Section 6(d)(i) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                  (iii) Notwithstanding the foregoing, nothing contained in this
         Section 6(d) shall prohibit or be deemed to prohibit Agway or Seller from taking any action in connection with the servicing of any Lease that constitutes an Excluded Asset.

         (e)  Non-Solicitation  of  Employees.  For a period  of four (4)  years
              -------------------------------
following the Closing Date, without the prior approval of Buyer, neither Agway nor any present or future Affiliate of Agway shall solicit any Transferred Employee or induce or attempt to induce any Transferred Employee out of the employ of Buyer.

         (f)  Continued  Existence. Telmark and each of the  Subsidiaries  shall
              --------------------
continue their respective  independent legal existence throughout the thirty-six
(36) month period immediately following the Closing Date.

         (g) SELLER'S AND AGWAY'S ACCESS TO RECORDS. Following the Closing Date, and for a period of at least seven (7) years from the Closing Date, Buyer shall:
(i) maintain copies of all books and records relating to the Business as are reasonably necessary for the preparation or examination of Tax Returns, regulatory filings and financial statements, and the conduct of any litigation or regulatory dispute resolution, whether pending or threatened, relating to or involving the conduct of the Business prior to the Closing Date; and (ii) allow Agway and Seller, upon reasonable prior notice and during regular business hours, the right to examine and make copies of such books and records for any reasonable business purpose in connection with any matter(s) identified in Subsection (g)(i), above; provided, however, that the scope of books and records that Buyer shall be required to maintain with regard to the conduct of the Business prior to the Closing shall be limited to only those books and records actually delivered to Buyer by Seller upon the Closing. Access to the books and records relating to the Business shall be at Agway's sole expense and may not unreasonably interfere with Buyer's business operations.

         (h)  Remittance  of Payments.  If,  after the Closing,  Seller or Agway
              -----------------------
receive from or on the account of an Obligor any lease payment(s) or other amount(s) due under or in connection with a Lease, or any other amount(s) in respect of any Acquired Asset, Seller or Agway (as applicable) shall forward such payments and other amounts to Buyer within five (5) days after Seller's or Agway's receipt thereof.

         SECTION 7.    TAX MATTERS.
                       -----------

         (a)  Definitions.  Except as otherwise  provided herein or as otherwise
              -----------
clearly required by the context, the following terms shall have the respective meanings indicated when used in this Agreement:

          (i) "TAX" or "TAXES" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental (including Code Section 59A), customs, duties, real property, personal property, capital stock, intangibles, social security, employment, unemployment, disability, payroll, license, employee, or other tax, withholding tax or levy, of any kind whatsoever (including any deferred tax), including any interest, penalties or additions to tax in respect of the foregoing.

          (ii) "TAX RETURN" means any return, declaration, report, claim for refund, information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administration requirements relating to any Tax.

         (b)  Tax Representations.  Seller and Agway  represent  and  warrant to
              -------------------
Buyer as follows:

          (i) Any and all Taxes relating to the Acquired Assets and the Assumed Liabilities which are due and payable on or prior to the Closing Date have been paid in full, or will be so paid on or prior to the Closing Date except to the extent the non-payment of which would not result in a lien on any Acquired Asset or would not result in Buyer becoming liable or responsible therefor. All Tax Returns (including extensions or amendments thereto) required to be filed with any relevant taxing authority on or prior to the Closing Date with respect to any and all Taxes relating to the Acquired Assets or Assumed Liabilities, have been timely filed or will be timely filed on or prior to the Closing Date except to the extent the non-filing of which would not result in a lien on any Acquired Asset or would not result in Buyer becoming subject to any liability therefor.

          (ii) With respect to any Securitization Transaction, no action has been taken nor has any action failed to be taken which would adversely affect the characterization or Tax treatment for federal, state, or local Income or franchise Tax purposes of the issuer or any securities issued in a Securitization Transaction or would create any entity level of taxation with respect to the trusts. All Tax Returns (including extensions or amendments thereto) required to be filed with any relevant taxing authority on or before the Closing Date with respect to any and all Taxes relating to any Securitization Transaction have been timely and properly filed, or will be timely and properly filed, on or before the Closing Date.

     (c)  Liability for Taxes.
          -------------------

          (i)  Liability of Seller and Agway.  Except for (A) personal  property
               -----------------------------
     tax liabilities related to the Leases or the Leased property to the extent that such tax relates to the twelve (12) month period immediately preceding the Closing Date, and (B) sales, use, transfer or similar tax liabilities relating to the Leases and Leased Property to the extent any such tax relates to a Lease payment not made on or before the Closing Date, with respect to the Acquired Assets and the Assumed Liabilities transferred at the Closing, Seller and/or Agway shall be liable for and shall, jointly and severally upon Buyer's demand, indemnify Buyer for all Taxes imposed on or with respect to such Acquired Assets for (1) any taxable year or period that ends on or before the Closing Date and (2) with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date.

          (ii)  Liability of Buyer. With respect to the Acquired  Assets and the
                ------------------
     Assumed Liabilities transferred at the Closing, Buyer shall be liable for and indemnify Seller and Agway for all Taxes imposed on or with respect to such Acquired Assets for (1) any taxable year or period that begins after the Closing Date, (2) with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year beginning after the Closing Date, (3) to the extent relative to the twelve
     (12) month period immediately preceding the Closing Date, all personal property tax liabilities related to the Leases or the Leased Property, and
     (4) to the extent relative to any Lease payment not made on or before the Closing Date, all sales, use, transfer or similar tax liabilities relating to the Leases and Leased Property.

          (iii)  Proration  of  Taxes.  Except  as  otherwise  agreed  to by the
                 --------------------
     parties, for purposes of Subparagraphs (i) and (ii) above, whenever it is necessary to determine the liability for Taxes for a portion of a taxable year or period that begins before and ends after the Closing Date, (A) the determination of the Taxes for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that the taxable year or period ended at the close of business on the Closing Date and (B) with respect to any real property or personal property and similar ad valorem Taxes for a period that begins before and ends after the Closing Date, such Taxes shall be apportioned based on the number of days in the taxable period on or prior to the Closing Date.

          (iv)  Notification.  As soon as practical after the Closing (but in no
                ------------
     event later than the filing of the sales tax returns for the period including the Closing Date), Seller shall notify all applicable sales tax authorities of its sale of the Acquired Assets to Buyer, indicating that Seller shall be and remain solely liable for all sales tax obligations arising prior to the Closing except to the extent any such tax relates to a Lease payment not made on or before the Closing Date.

         (d)  Sales and Transfer Taxes.  All excise,  sales,  use,  transfer and
              ------------------------
similar taxes that are payable or that arise as a result of the consummation of the purchase and sale contemplated by this Agreement shall be borne by Seller, whether such Taxes are imposed upon Seller or Buyer.

         (e)  Payments  of  Amounts  Due  under  this  Section  7. All  payments
              ---------------------------------------------------
subsequent to the Closing Date under this Section 7 shall be made as soon as determinable or when payment is due to the applicable taxing authority, whichever is later, and shall be made and bear interest from the date determinable or when payment is due to the applicable taxing authority, whichever is later, to the date of payment at the average of the Federal Funds Rate or Rates in effect from time-to-time during such period.

         (f)  Tax Returns. Except as otherwise provided in this Section 7 and as
              -----------
otherwise agreed to by the parties, with respect to the Acquired Assets and Assumed Liabilities, (i) Seller and/or Agway shall file or cause to be filed when due all Tax Returns that are required to be filed with respect to such Acquired Assets or income therefrom, and such Assumed Liabilities or payments in respect thereof, for taxable years or periods ending on or before the Closing Date and shall pay any Taxes due in respect of such Tax Returns and (ii) Buyer shall file or cause to be filed when due all Tax Returns with respect to such Acquired Assets or income therefrom, and such Assumed Liabilities or payments in respect thereof, for taxable years or periods ending after the Closing Date and shall remit any Taxes due in respect of such Tax Returns. If Seller or Agway, on the one hand, or Buyer, on the other hand, shall be liable hereunder for any portion of the Tax shown due on any Tax Return prepared by the other party, the party preparing the Tax Return shall deliver a copy to the party so liable not less than ten (10) days prior to the date on which such Tax Return is due to be filed (taking into account any applicable extensions). Seller, Agway or Buyer as the case may be, shall pay in immediately available funds the Taxes for which it is liable pursuant to Section 7(c)(i) or 7(c)(ii) but which are payable with Tax Returns to be filed by the other party pursuant to the previous sentence on the due date for the payment of such Taxes.

         (g)  Assistance and Cooperation. Seller and Agway, on the one hand, and
              ---------------------------
Buyer, on the other hand, shall after the Closing Date:

         (i) Assist (and cause their respective Affiliates to assist) the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with this
               Section 7, including any Tax Returns or forms required pursuant to Section 7(f); provided, however, that either party may
                                   ------------------
               withhold, or excise portions of, confidential records, documents or information if it is necessary to do so to reasonably protect the confidentiality thereof;

         (ii) Cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns with respect to the Acquired Assets or income therefrom or the Assumed Liabilities or payments in respect thereof;

         (iii) Make available to the other party and to any taxing authority as is reasonably requested all relevant information, records, and documents relating to Taxes with respect to the Acquired Assets or income therefrom or the Assumed Liabilities or payments in respect thereof;

          (iv) Provide timely notice to the other in writing of any pending or proposed tax audits or assessments with respect to the Acquired Assets or the income therefrom, or the Assumed Liabilities or payments in respect thereof, for taxable periods for which the other may have a liability under this Section 7;

          (v) Furnish the other with copies of all relevant correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any taxable period referred to in Subsection (iv) above; and

          (vi) The party requesting assistance or cooperation shall bear the other party's reasonable out-of-pocket expenses in complying with such request to the extent that those expenses are attributable to fees and other costs of Persons other than such other party or its Affiliates.

     (h)  Notification  and  Contest.  Without   limiting  the   provisions   of
          --------------------------
Section 7(g), the notification and contest provisions of Section 9 shall apply to claims for indemnification under Section 7; provided, however, that notice of claim for indemnification pursuant to Section 9 shall be given as promptly as practicable, but no later than sixty (60) days after the notice of a claim or demand for Taxes for which indemnification may be sought from the indemnifying party pursuant to this Section 7 is received from the relevant Tax authority.

     (i) [RESERVED.]

     (j) True Lease Guaranty.
         -------------------

          (i) Buyer shall not report any Lease to which a True Lease Guaranty relates as other than a true lease for Income Tax Purposes or take a position before any taxing authority or in any Tax Return (including any allocation pursuant to Section 1060 of the Code or any similar provision) with respect to any such Lease that is contrary to or inconsistent with true lease treatment.

          (ii) In the event that any Obligor makes a claim against Buyer with respect to any True Lease Guaranty, Buyer shall promptly notify the Obligor to make the claim against Seller and provide Seller with a copy of such claim.

          (iii) Buyer shall cooperate fully with Seller in the event of any claim under a True Lease Guaranty, including providing Seller with copies of any documents relating to the relevant Lease or True Lease Guaranty.

         SECTION 8.  CONDITIONS TO OBLIGATION TO CLOSE.
                     ---------------------------------

         (a)  Conditions  to  Obligation  of Buyer.  The  obligation of Buyer to
              ------------------------------------
consummate the transactions contemplated hereby at the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties of Seller and Agway set forth in Section 3(a) and Section 4 above shall be true and correct in all material respects (except to the extent such representations and warranties speak as of an earlier date) when made and as of the Closing Date;

                  (ii) Seller and Agway shall have performed and complied in all material respects with all of the covenants to be performed and complied with by them on or before Closing;

                  (iii) there shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                  (iv) Seller and Agway shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in Section 8(a)(i) and (ii) is satisfied in all respects;

                  (v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act or the BHC Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents and approvals of Governmental Entities referred to in Section 3(a)(iii) and Section 3(b)(iii) above, except that any filings which are not either (i) specifically required by this Agreement or (ii) mandatory filings with a Governmental Entity, shall be deemed to be excluded from this Section 8(a)(v);

                  (vi) Agway shall have properly executed and delivered to Buyer the Sublease Agreement in such form as may be hereafter agreed upon by the Parties pursuant to Section 12(a) of this Agreement;

                  (vii) Seller (as applicable) and Agway shall have properly executed and delivered to Buyer the Transition Services Agreement in such form as may be hereafter agreed upon by the Parties pursuant to
         Section 12(a) of this Agreement;

                  (viii) all certificates, instruments, and other documents required to be delivered hereunder or otherwise effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer;

                  (ix)   Seller  shall  have   received  all   consents;   all
         approvals shall have been given; all notices shall have been sent; and all conditions shall have been met which are required under the Securitization Agreements set forth on Schedule 4(n)(i), as may be required by the terms of the Securitization Agreements to permit the Seller to assign all of its right, title, and interest in such agreements to the Buyer or the applicable Buyer's Affiliate, including without limitation all required consents from any and all note holders, trustees, rating agencies, and insurers (hereinafter called the "SECURITIZATION CONSENTS");

                  (x) Seller shall have delivered to Buyer the results of a Uniform Commercial Code search on Seller with the Delaware Secretary of State, the New York Secretary of State, and the county of Onondaga, New York, which reflect no material liens on the Acquired Assets;

                  (xi) Agway shall have delivered to Buyer a final, non-appealable order of the Bankruptcy Court, in form and substance acceptable to the Buyer in its sole discretion, approving this Agreement and authorizing Agway to enter into and perform all of its obligations under this Agreement;

                  (xii) Seller shall have executed and delivered to Buyer a settlement statement setting forth Seller's reasonable and lawful Purchase Price disbursement instructions in a form acceptable to Buyer; and

                  (xiii)  Seller shall have  delivered to Buyer such  additional
         certificates,   instruments  and  documents  as  Buyer  may  reasonably
         request.

Buyer may waive any condition specified in this Section 8(a) if it executes a writing so stating at or prior to the Closing.

         (b)  Conditions to Obligation of Seller.  The  obligation of Seller and
              ----------------------------------
Agway to consummate the transactions contemplated hereby at the Closing is subject to satisfaction of the following conditions:

                  (i)   the representations and warranties of Buyer set forth in
         Section 3(b) above shall be true and correct in all material respects when made and as of the Closing Date;

                  (ii) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                  (iv) Buyer shall have delivered to Seller and Agway a certificate to the effect that each of the conditions specified above in Section 8(b)(i) and (ii) is satisfied in all respects;

                  (v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act or the BHC Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents and approvals of Governmental Entities referred to in Section 3(a)(iii) and Section 3(b)(iii) above, except that any filings which are not either (i) specifically required by this Agreement or (ii) mandatory filings with a Governmental Entity, shall be deemed to be excluded from this Section 8(b)(v);

                  (vi)  all  certificates,   instruments,  and  other  documents
         required to effect the transactions contemplated hereby will be satisfactory in form and substance to Seller and Agway; and

                  (vii) Buyer shall have properly executed and delivered to Seller the Servicing Agreement in such form as may be hereafter agreed upon by the Parties pursuant to Section 12(a) of this Agreement.

Seller and Agway may waive any condition specified in this Section 8(b) if they execute a writing so stating at or prior to the Closing.

         SECTION 9.  INDEMNIFICATION.
                     ---------------

         (a)   Survival  of   Representations   and   Warranties.   All  of  the
               -------------------------------------------------
representations and warranties of Seller and/or Agway contained in Section 3(a),
Section 4 and Section 7(b) above and Buyer contained in Section 3(b) above shall survive the Closing hereunder and continue in full force and effect for a period of three (3) years thereafter, except that the representations and warranties of Seller and/or Agway which relate expressly or by necessary implication to Taxes will survive the Closing until ninety (90) days after the expiration of the relevant limitations periods for the assertion of claims by the relevant Tax authority.

         (b)  Indemnification  Provisions for Benefit of Buyer. In the event (i)
              ------------------------------------------------
Seller and/or Agway breach any of their representations, warranties or covenants contained in this Agreement, and provided that Buyer makes a written claim for indemnification against Seller and/or Agway (as applicable) pursuant to this
Section 9(b) within the applicable survival period specified in Section 9(a) above, or (ii) on or before the sixth (6th) anniversary of the Closing Date, any Third Party Claim or threatened Third Party Claim is made against Buyer that relates to the actions or inactions of Seller and/or Agway, then Seller and Agway jointly and severally agree to indemnify Buyer from and against any Adverse Consequences Buyer shall suffer as a result of or, directly or indirectly, relating to such breach or claim. In addition, without limiting the foregoing, Seller and Agway jointly and severally agree to indemnify Buyer from and against any Adverse Consequences Buyer may suffer in connection with any Liability which is not an Assumed Liability. The provisions of this Subsection
(b) shall survive the Closing.

         (c)  Indemnification Provisions for Benefit of Seller. In the event (i)
              ------------------------------------------------
Buyer breaches any of its representations and warranties contained in Section 3(b) above or any of the covenants contained in this Agreement to be performed by Buyer and provided that Seller or Agway makes a written claim for indemnification against Buyer pursuant to this Section 9(c) within the applicable survival period specified in Section 9(a) above, or (ii) on or before the sixth (6th) anniversary of the Closing Date, any Third Party Claim or threatened Third Party Claim is made against Seller or Agway that relates to the actions or inactions of Buyer or any of the Subsidiaries with respect to the Business after the Closing, then Buyer agrees to indemnify Seller or Agway from and against any Adverse Consequences either Seller or Agway shall suffer through and after the date of the claim for indemnification caused by such breach or claim. The provisions of this Subsection (c) shall survive the Closing.

         (d)  Matters Involving Third Parties.
              -------------------------------

                  (i) If any third party shall notify a Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against another Party (the "INDEMNIFYING PARTY") under this Section 9, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that the Indemnified Party's failure to perform in
         ------------------
         accordance with this Section 9(d)(i) shall not reduce any its rights or the Indemnifying Party's obligations under Section 7, Section 9(b) or
         Section 9(c) (as the case may be) unless, and only to the extent, the Indemnifying Party has been directly and materially prejudiced by such failure to perform.

                  (ii) The Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld or delayed unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

                  (iii) Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 9(d)(ii) above, however, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

         SECTION 10. TERMINATION.
                     -----------

         (a)  Termination of Agreement. The Parties may terminate this Agreement
              ------------------------
as provided below:

                  (i) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing in the event (A) Seller has within the then previous forty (40) business days given
         Buyer any notice pursuant to Section 5(e)(i) above and the breach referred to in such notice has continued without cure for a period of thirty (30) days after such notice and (B) the development that is the subject of the notice has had a Material Adverse Effect on Seller;

                  (iii) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (A) in the event (x) Seller or Agway has breached any representation, warranty or covenant contained in this Agreement in any respect, which breach results in a Material Adverse Effect on Seller or reflects the occurrence of a Material Adverse Change with respect to Seller, (y) Buyer has notified Seller of the breach and (z) the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before March 1, 2003, by reason of the failure of any condition precedent under Section 8(a) hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty or covenant contained in this Agreement);

                  (iv) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) in the event Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before March 1, 2003, by reason of the failure of any condition precedent under Section 8(b) hereof (unless the failure results primarily from Seller or Agway themselves breaching any representation, warranty or covenant contained in this Agreement);

                  (v) If the sum of the Lease Net Investments of all Leases rejected by Buyer pursuant to Section 2(i) of this Agreement is greater than Ten Million Dollars ($10,000,000.00), then Seller may, at its option during the five (5) day period immediately following the date upon which Buyer identifies the Rejected Leases (the "TERMINATION WINDOW"), terminate this Agreement upon written notice to Buyer. If Seller becomes entitled to terminate this Agreement under this Subsection (v) and fails to provide notice of termination within the Termination Window, then Seller shall have no right to terminate this Agreement as a result of or in connection with Buyer's rejection of Leases under Section 2(i); and

                  (vi) If the Parties do not agree upon the form(s) of one or more of the Ancillary Documents on or before January 10, 2003, then, at any time on or before January 17, 2003, either Buyer or Seller may, at its option, terminate this Agreement upon written notice to the other.

         (b)  Effect of  Termination.  If any Party  terminates  this  Agreement
              ----------------------
pursuant to Section 10(a) above, all rights and obligations of the Parties hereunder (but not under the Confidentiality Agreement) shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

         SECTION 11.  SECTION 363 SALE.
                      ----------------

         (a)  Auction.  Buyer acknowledges  that Seller may (but is not required
              -------
to) conduct an auction sale of the Acquired Assets in connection with Agway's bankruptcy proceeding prior to the hearing contemplated by Section 3(a)(iii) of this Agreement on a motion seeking approval of the transactions under this Agreement (the "AUCTION"). Seller may solicit and obtain bids during the Auction for the Acquired Assets in accordance with the Bid Procedures (defined below), or such other procedures as the Bankruptcy Court may order.

         (b)  Bid Procedures.  In the event Seller elects to conduct an Auction,
              --------------
Agway shall seek expedited approval of the following bid procedures (the "BID PROCEDURES") and the Break-Up Fee (as defined below):

                  (i) The Auction shall be set on the same date and one(1) hour prior to the sale approval hearing before the Bankruptcy Court.

                  (ii) To participate in the Auction, a bidder must become a "QUALIFIED BIDDER" by submitting the following to the Seller at least two (2) business days prior to the date of the Auction:

                       (A) An executed version of this Agreement, clearly marked to show changes in the definition of the Buyer to the name of the bidder and the purchase price to one hundred three percent (103.00%) of the original Purchase Price (the "363 PURCHASE PRICE");

                       (B) A letter stating the offer is (i) irrevocable until the Seller closes a sale of the Acquired Assets with a third party, (ii) not contingent upon due diligence, and (iii) not contingent upon obtaining financing;

                       (C)   Evidence  of ability to consummate the transaction;
         and

                       (D)   A certified  check  payable to Telmark in an amount
         equal  to  five  percent   (5.00%)  of  the  363  Purchase  Price  (the
         "DEPOSIT").

         Seller shall determine in its sole discretion whether a bidder who has timely submitted the required items constitutes a Qualified Bidder.
         Buyer is deemed to be a Qualified Bidder upon execution of this Agreement.

                  (iii) At the Auction, which shall occur only if there is a Qualified Bidder other than Buyer, the initial bid shall be one hundred three percent (103.00%) of the original Purchase Price. Thereafter, bids shall be increased in increments of one percent (1.00%) (or more) of the original Purchase Price. Buyer shall be entitled to credit bid the amount of the Break-Up Fee. The Auction shall continue until no

         Qualified Bidder is willing to make a higher bid (the "FINAL BID"). Agway shall immediately seek approval from the Bankruptcy Court for a sale to the Qualified Bidder who made the Final Bid.

                  (iv) Any Qualified Bidder who did not make the Final Bid shall be entitled to return of the Deposit within two (2) business days after the Bankruptcy Court approves the proposed transaction with the Qualified Bidder who made the Final Bid.

         (c)  Break-Up  Fee.  If a Qualified  Bidder  other than Buyer makes the
              -------------
Final Bid, then Seller may accept such Final Bid, provided that Seller shall pay to Buyer at the closing of the sale of the Acquired Assets an amount equal to two percent (2.00%) of the original Purchase Price under this Agreement (the "BREAK-UP FEE") in compensation for Buyer's expenses and efforts in negotiating this Agreement and in recognition of the value created for Seller by Buyer's participation in the transaction.

         SECTION 12.  ANCILLARY DOCUMENTS.
                      -------------------

         (a)  Agreement Upon Forms.  On or before  January 10, 2003, the Parties
              --------------------
shall have agreed  upon the form of (i) the  Assignments,  (ii) the  Assumption,
(iii) the Sublease Agreement, (iv) the Transition Services Agreement, and (v) the Servicing Agreement. As so agreed upon, the above-listed documents shall be attached to this Agreement as Exhibits B through F, respectively.

         (b)  Failure to Reach  Agreement.  The  failure of the Parties to reach
              ---------------------------
agreement on the form of the Ancillary Documents on or before January 10, 2003, shall not, under any circumstances, constitute a breach of this Agreement on the part of any Party or otherwise give rise to any claim in favor of any Party against any other Party.

         SECTION 13.  MISCELLANEOUS.
                      -------------

         (a)  Entire Agreement. This Agreement and the Confidentiality Agreement
              ----------------
constitute the entire agreement among the Parties and supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter of this Agreement or the Confidentiality Agreement.

         (b)  No Third-Party  Beneficiaries. This Agreement shall not confer any
              -----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (c)  Succession  and  Assignment.  This Agreement shall be binding upon
              ---------------------------
and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

         (d)  Counterparts.  This  Agreement  may be  executed  in  one or  more
              ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (e)  Headings.  The section  headings  contained in this  Agreement are
              --------
included for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f)  Notices. All notices and other communications under this Agreement
              -------
must be in writing and will be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested, first-class postage prepaid, to the parties at the following addresses:

         If to Buyer                Wells Fargo Financial Leasing, Inc.
                  to:               800 Walnut Street
                                    Des Moines, Iowa 50309
                                    Attention: General Counsel
                                    Telephone: 515-557-7251
                                    Facsimile: 515-557-7602

         If to Seller               Telmark LLC
                  to:               333 Butternut Drive
                                    Dewitt, New York  13214
                                    Attention:  Peter J. O'Neill
                                    Telephone:  315-449-6568
                                    Facsimile:  315-449-7451


         If to Agway                Agway Inc.
                  to:               333 Butternut Drive
                                    Dewitt, New York  13214
                                    Attention:  Peter J. O'Neill
                                    Telephone:  315-449-6568
                                    Facsimile:  315-449-7451

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section will, if delivered personally, be deemed given upon delivery, will, if delivered by facsimile, be deemed delivered when confirmed and will, if delivered by mail in the manner described above, be deemed given on the third business day after the day it is deposited in a regular depository of the United States mail. Any of the Parties from time-to-time may change its address for the purpose of notices to that Party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the Party sought to be charged with the contents thereof.

         (g)  Governing  Law; Submission to Jurisdiction; Waiver of Jury Trial.
              ----------------------------------------------------------------

                  (i) This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Iowa without giving effect to any choice or conflict of law provision or rule (whether of the State of Iowa or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Iowa. Any and all actions or proceedings arising out of this Agreement shall be venued in a state or federal court within the State of Iowa, and each party hereby submits to the personal jurisdiction of such courts.

                  (ii) EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (2) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (3) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(G).

         (h)  Amendments  and Waivers.  No  amendment  of any  provision of this
              -----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any of the Parties of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (i)  Severability.  Any term or  provision  of this  Agreement  that is
              ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (j)  Expenses.  Each  Party  will  bear  its  own  costs  and  expenses
              --------
(including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, Buyer shall pay all filing fees in connection with filings under the Hart-Scott-Rodino Act or the BHC Act.

         (k)  Construction.   The  Parties  have  participated  jointly  in  the
              ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations
promulgated  thereunder,   unless  the  context  requires  otherwise.  The  word
"including" shall mean including without limitation. Except as otherwise specifically set forth herein, all dollar amounts referred to in this Agreement shall refer to United States dollars.

         (l)  Offset.  Buyer shall have the right,  at its sole  discretion,  to
              ------
offset or recoup any obligation of Agway to Buyer under this Agreement or otherwise against any amount which may be payable to Seller by Buyer for any reason. To the extent applicable to any offset or recoupment under this Subsection (l), Agway shall consent to relief from the automatic stay of 11 U.S.C. 362(a) in Agway's bankruptcy case.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                             EXECUTION PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                             WELLS FARGO FINANCIAL LEASING, INC.


                                             By  /s/  DANIEL DUNN
                                             -----------------------------------
                                             Its Senior Vice President
                                             -----------------------------------

                                             TELMARK, LLC


                                             By  /s/  DANIEL J. EDINGER
                                             -----------------------------------
                                             Its      President
                                             -----------------------------------


                                             AGWAY, INC.


                                             By  /s/  DANIEL J. EDINGER
                                             -----------------------------------
                                             Its      Vice President
                                             -----------------------------------


                                             TELMARK LEASE FUNDING II, LLC


                                             By  /s/  DANIEL J. EDINGER
                                             -----------------------------------
                                             Its      President
                                             -----------------------------------


                                             TELMARK LEASE FUNDING III, LLC


                                             By  /s/  DANIEL J. EDINGER
                                             -----------------------------------
                                             Its      President
                                             -----------------------------------


                                             TELEASE FINANCIAL SERVICES, LTD.


                                             By  /s/  GEORGE F. LOTT
                                             -----------------------------------
                                             Its      President
                                             -----------------------------------



                  [EXECUTION PAGE TO ASSET PURCHASE AGREEMENT]

                     ADDENDUM 1 TO ASSET PURCHASE AGREEMENT

                            PRIMARY RESERVE HOLDBACK


     1. Buyer shall hold back from the Purchase Price a sum equal to one percent (1.00%) thereof, plus one percent (1.00%) of the amount (if any) paid by Buyer to Seller pursuant to Section 2(g) of the Agreement, which amount(s) shall be placed in a reserve fund (the "PRIMARY RESERVE FUND") and held and administered as set forth in this Addendum. The sum total of all amounts placed into the Primary Reserve Fund pursuant to the Asset Purchase Agreement (the "AGREEMENT") may be hereinafter referred to as the "PRIMARY RESERVE FUND DEPOSIT".

     2. Subject to Section 3, below, from time-to-time at Buyer's option, Buyer may charge to the Primary Reserve Fund: (a) the Finance Receivable for any Lease with a federal or municipal entity under which any payment remains or becomes unpaid due to cancellation, non-funding or non-appropriation; (b) any obligation of Seller and/or Agway under the Agreement under which any payment remains or becomes unpaid by Seller and/or Agway, and/or (c) any other amounts that may become due Buyer from Seller or Agway under the terms and conditions of the Agreement, the Real Property Lease or otherwise. In the event of a withdrawal from the Primary Reserve Fund by Buyer pursuant to Subsection (b) or Subsection (c), above, Seller's monetary obligation to Buyer which gave rise to the withdrawal shall be satisfied to the extent of the withdrawal.

     3. Notwithstanding anything contained in Section 2, above, to the contrary:

          A. Subject to Subsection B, below, Buyer shall not (i) make more than one (1) withdrawal from the Primary Reserve Fund during any three (3) month period, or (ii) make any withdrawal from the Primary Reserve Fund unless and until the aggregate amount to be withdrawn is equal to or greater than Fifty Thousand Dollars ($50,000.00).

          B. Notwithstanding anything contained in Subsection A, above, to the contrary, each year, at any time during the month immediately preceding the anniversary date of the Closing, Buyer shall be entitled to withdraw from the Primary Reserve Fund any and all amounts to which it is entitled under Section 2, above, and the restrictions set forth in Subsection A, above, shall be inapplicable to each such withdrawal.

     4. Subject to any charges by Buyer  pursuant to 2(a) through  2(c),  above:
     (a) on the last day of the eighteenth (18th) month immediately following the month of the Closing, Buyer shall pay to Seller the amounts (if any) in the Primary Reserve Fund in excess of fifty percent (50.00%) of the Primary Reserve Fund Deposit, and (b) on the last day of the thirty-sixth (36th) month immediately following the month of the Closing, Buyer shall pay to Seller the amounts (if any) remaining in the Primary Reserve Fund.

     5. Buyer shall pay into the Primary Reserve Fund interest on the credit balance in Primary Reserve Fund at a fluctuating rate per annum which at all times shall be equal to the LIBOR as in effect from time-to-time, and such interest shall be calculated on the credit balance prior to payment of amounts due to Seller under Section 4, above.

     6. Except as otherwise specifically defined herein, all capitalized terms used herein shall have the meaning set forth in the Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                             EXECUTION PAGE FOLLOWS]

Dated:  December 20, 2002

                               WELLS FARGO FINANCIAL LEASING, INC.



                               By:  /s/  DANIEL DUNN
                                  ---------------------------------
                               Its:  Senior Vice President
                                  ---------------------------------

                               TELMARK, LLC



                               By:  /s/  DANIEL J. EDINGER
                                  ---------------------------------
                               Its:  President
                                  ---------------------------------

                               AGWAY, INC.



                               By:  /s/  DANIEL J. EDINGER
                                  ---------------------------------
                               Its:  Vice President
                                  ---------------------------------

                               TELMARK LEASE FUNDING II. LLC



                               By:  /s/  DANIEL J. EDINGER
                                  ---------------------------------
                               Its:  President
                                  ---------------------------------

                               TELMARK LEASE FUNDING III, LLC



                               By:  /s/  DANIEL J. EDINGER
                                  ---------------------------------
                               Its:  President
                                  ---------------------------------

                               TELEASE FINANCIAL SERVICES, LTD.



                               By:  /s/  GEORGE F. LOTT
                                  --------------------------------
                               Its:  President
                                  --------------------------------


                         [EXECUTION PAGE TO ADDENDUM 1]

                     ADDENDUM 2 TO ASSET PURCHASE AGREEMENT

                          ADJUSTMENTS RESERVE HOLDBACK


     1. Buyer shall hold back from the Purchase Price a sum equal to one-half percent (0.50%) thereof, which shall be placed in a reserve fund (the "ADJUSTMENTS RESERVE FUND") and held and administered as set forth in this Addendum. The sum total of all amounts placed into the Adjustments Reserve Fund pursuant to the Asset Purchase Agreement (the "AGREEMENT") may be hereinafter referred to as the "ADJUSTMENTS RESERVE FUND DEPOSIT".

     2. From time-to-time at Buyer's option, Buyer may charge to the Adjustments Reserve Fund: (a) any amount(s) due Buyer under Section 2(g) of the Agreement, and/or (b) any other amounts that may become due Buyer from Seller or Agway under the terms and conditions of the Agreement, the Real Property Lease or otherwise.

     3. Subject to any charges by Buyer pursuant to 2(a) through 2(c), above, on the ninety-first (91st) day immediately following the Closing Date, Buyer shall pay to Seller the amounts (if any) remaining in the Adjustments Reserve Fund.

     4. Buyer shall pay into the Adjustments Reserve Fund interest on the credit balance in the Adjustments Reserve Fund at a fluctuating rate per annum which at all times shall be equal to the LIBOR as in effect from time-to-time, and such interest shall be calculated on the credit balance prior to payment of amounts due to Seller under Section 3, above.

     5. Except as otherwise specifically defined herein, all capitalized terms used herein shall have the meaning set forth in the Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                             EXECUTION PAGE FOLLOWS]

Dated:  December 20, 2002

                               WELLS FARGO FINANCIAL LEASING, INC.



                               By:  /s/  DANIEL DUNN
                                  -------------------------------
                               Its:  Senior Vice President
                                  -------------------------------

                               TELMARK, LLC



                               By:  /s/   DANIEL J. EDINGER
                                  -------------------------------
                               Its:    President
                                  -------------------------------

                               AGWAY, INC.



                               By:   /s/  DANIEL J. EDINGER
                                  -------------------------------
                               Its:   Vice President
                                  -------------------------------

                               TELMARK LEASE FUNDING II. LLC



                               By:  /s/  DANIEL J. EDINGER
                                  -------------------------------
                               Its:   President
                                  -------------------------------

                               TELMARK LEASE FUNDING III, LLC



                               By:  /s/  DANIEL J. EDINGER
                                  -------------------------------
                               Its:  President
                                  -------------------------------

                               TELEASE FINANCIAL SERVICES, LTD.



                               By:  /s/  GEORGE F. LOTT
                                  -------------------------------
                               Its:  President
                                  -------------------------------


                         [EXECUTION PAGE TO ADDENDUM 2]

                            ASSET PURCHASE AGREEMENT
                                  BY AND AMONG
                       WELLS FARGO FINANCIAL LEASING, INC.
                                   AGWAY, INC.
                                  TELMARK, LLC
                          TELMARK LEASE FUNDING II, LLC
                         TELMARK LEASE FUNDING III, LLC
                                       AND
                        TELEASE FINANCIAL SERVICES, LTD.

                                DECEMBER 20, 2002
                               * * * * * * * * * *

Displayed below is a summary of Exhibits and Disclosure Schedules that have not been filed. We will furnish supplementally a copy of any omitted Exhibit and/or Disclosure Schedule to the Commission upon request.

Items
-----
Exhibit A                Estimated Calculation of Purchase Price as of
                          September 30, 2002
Exhibit B                Assignments
Exhibit C                Assumption
Exhibit D                Sublease Agreement
Exhibit E                Transition Services Agreement
Exhibit F                Servicing Agreement
Appendix A               Leases in Defensive Litigation
Schedule 1               Agway Petroleum Hauler Contracts
Schedule 3(a)(iii)       Consents and Approvals; No Violation
Schedule 4(a)            Title to Acquired Assets
Schedule 4(b)            Financial Information
Schedule 4(c)            Subsequent Events
Schedule 4(d)            Permits and Compliance
Schedule 4(e)            Third Party Contracts (to which Seller is a Party)
Schedule 4(f)            Real Property
Schedule 4(g)(i)         Lease Transactions and Lease Documents
Schedule 4(g)(ii)        Lease Transactions and Lease Documents
Schedule 4(g)(iv)        Lease Transactions and Lease Documents
Schedule 4(g)(x)         Lease Transactions and Lease Documents
Schedule 4(g)(xviii)     Leases in Progress
Schedule 4(g)(xxv)       Lease Transactions and Lease Documents
Schedule 4(h)            Actions and Proceedings
Schedule 4(i)            Certain Agreements
Schedule 4(m)(i)         Intellectual Property
Schedule 4(m)-2          Other Intellectual Property Rights
Schedule 4(m)(ii)        Potential Infringement Matters
Schedule 4(m)(iv)        Intellectual Property Rights
Schedule 4(n)(i)         Securitizations
Schedule 4(o)            Domain Names
Exhibit 6(c)(i)          Retained Employees

Ancillary  Documents   To   Addendum   To   Asset   Purchase   Agreement   dated
January 15, 2003
Exhibit B                Assignment and Bill of Sale
Exhibit C                Assumption Agreement
Exhibit D                Sublease Agreement
Exhibit E                Servicing Agreement
Exhibit F                Transition Services Agreement

                                  EXHIBIT 2(b)

                      AMENDMENT TO ASSET PURCHASE AGREEMENT

         This Amendment to Asset Purchase Agreement (this "AMENDMENT") is made and entered into as of the 8th day of January, 2003, by and among WELLS FARGO FINANCIAL LEASING, INC., an Iowa corporation ("BUYER"); TELMARK, LLC, a Delaware limited liability company ("TELMARK"); the following wholly owned subsidiaries of Telmark: TELMARK LEASE FUNDING II, LLC, a Delaware limited liability company, TELMARK LEASE FUNDING III, LLC, a Delaware limited liability company, and
TELEASE FINANCIAL SERVICES, LTD., an Ontario corporation (collectively, the "SUBSIDIARIES" and, together with Telmark, collectively referred to herein as "SELLER"); and AGWAY INC., a Delaware corporation and the owner of all the issued and outstanding limited liability interests (within the meaning of Section 18-701 of the Delaware Limited Liability Company Act, as amended) of Telmark ("AGWAY"). Buyer, Agway and Seller may be referred to herein as the "PARTIES."

         WHEREAS, Buyer, Seller and Agway are parties to that certain Asset Purchase Agreement dated as of December 20, 2002 (the "AGREEMENT");

         WHEREAS, under Section 4(e) of the Agreement, Buyer is required to, within twenty (20) days after the date of the Agreement, identify on Schedule 4(e)-2 those Third Party Contracts that it does not wish to acquire;

         WHEREAS, Section 6(c)(i)(A) of the Agreement provides that Retained Employees (as defined in the Agreement) are to be identified in Schedule 6(c)(i) thereto; and

         WHEREAS, the Parties wish to amend the Agreement in order to extend the time for identifying the Third Party Contracts that Buyer does not wish to acquire and for identifying the Retained Employees, all upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in exchange for the mutual promises and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby covenant and agree as follows:

         SECTION 1. DEFINITIONS. Capitalized terms not otherwise defined in this
                    -----------
Amendment shall have the same meanings as set forth in the Agreement.

         SECTION 2.  EXTENSION  OF TIME FOR  IDENTIFYING  REJECTED  THIRD  PARTY
                     -----------------------------------------------------------
CONTRACTS.  The language in Section 4(e) of the  Agreement is hereby  deleted in
---------
its entirety and replaced with the following language:

                Contracts.  Schedule  4(e),  attached  hereto  and  made  a part
                ---------
                hereof, lists all written contracts and other written agreements, other than Lease Documents, to which Seller is a party, including without limitation, all software licenses and assignments, all other licenses and assignments relative to Intellectual Property Rights, and all vendor, dealer and broker agreements (collectively, the "THIRD PARTY CONTRACTS"). Seller has delivered to Buyer correct and complete copies of the Third

                Party Contracts listed on Schedule 4(e) (as amended to date). Buyer shall, prior to the consummation of the Closing, list on
                Schedule 4(e)-2 those Third Party Contracts which it does not wish to acquire, and may, from time-to-time and at its option, modify and/or otherwise update Schedule 4(e)-2 prior to the consummation of the Closing. With respect to each Third Party Contract not listed in Schedule 4(e)-2 as of the consummation of the Closing, and except as set forth in Schedule 4(e): (A) the agreement is valid and enforceable in accordance with its terms in all material respects, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium, and other similar laws affecting creditor's rights generally and subject to the effect of public policy and general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally;
                (B) the agreement will continue to be valid and enforceable to the same extent as described in clause (A), and in full force and effect following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (C) no party is in breach or default, and no event has occurred which, with the giving of notice, the lapse of time or both, would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement, and (D) the written agreement(s) provided to Buyer relative thereto is an exclusive statement of the terms and conditions of the agreement between the parties thereto.

         SECTION 3. EXTENSION OF TIME FOR IDENTIFYING  RETAINED  EMPLOYEES.  The
                    ------------------------------------------------------
language contained in Section 6(c)(i)(A) is hereby deleted in its entirety and replaced with the following language:

                "RETAINED  EMPLOYEES"  means the people who are (1) employees of
                Seller in connection with the Business on the Closing Date immediately prior to consummation of the Closing, and (2) now or hereafter identified in Schedule 6(c)(i). Buyer shall be entitled to, from time-to-time at its option, modify and/or otherwise update Schedule 6(c)(i) prior to the consummation of the Closing.

         SECTION 4. MISCELLANEOUS. As amended under Sections 2 and 3, above, the
                    -------------
provisions of the Agreement shall remain in full force and effect. No modification or addition to this Amendment shall be effective unless it is in a writing signed by all of the Parties. Section headings have been included for convenience purposes only, and shall not be construed as substantive parts of this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile or other copy of this Amendment shall have the full force and effect of the original.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                             EXECUTION PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

                                             WELLS FARGO FINANCIAL LEASING, INC.


                                             By  /s/    DANIEL DUNN
                                                ------------------------------
                                             Its  Senior Vice President

                                             TELMARK, LLC


                                              By  /s/   DANIEL J. EDINGER
                                                 -----------------------------
                                              Its    President
                                                 -----------------------------


                                              AGWAY, INC.


                                              By  /s/  DANIEL J. EDINGER
                                                 -----------------------------
                                              Its   Vice President
                                                 -----------------------------


                                              TELMARK LEASE FUNDING II, LLC


                                              By   /s/  DANIEL J. EDINGER
                                                 -----------------------------
                                              Its   President
                                                 -----------------------------


                                              TELMARK LEASE FUNDING III, LLC


                                              By   /s/  DANIEL J. EDINGER
                                                 -----------------------------
                                              Its   President
                                                  ----------------------------


                                              TELEASE FINANCIAL SERVICES, LTD.


                                              By   /s/  GEORGE F. LOTT
                                                 -----------------------------
                                              Its   President
                                                  ----------------------------



            [EXECUTION PAGE TO AMENDMENT TO ASSET PURCHASE AGREEMENT]

                                  EXHIBIT 2(c)

                  SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

         This Second Amendment to Asset Purchase Agreement (this "AMENDMENT") is made and entered into as of the 10th day of January, 2003, by and among WELLS FARGO FINANCIAL LEASING, INC., an Iowa corporation ("BUYER"); TELMARK, LLC, a Delaware limited liability company ("TELMARK"); the following wholly owned subsidiaries of Telmark: TELMARK LEASE FUNDING II, LLC, a Delaware limited liability company, TELMARK LEASE FUNDING III, LLC, a Delaware limited liability company, and TELEASE FINANCIAL SERVICES, LTD., an Ontario corporation
(collectively, the "SUBSIDIARIES" and, together with Telmark, collectively referred to herein as "SELLER"); and AGWAY INC., a Delaware corporation and the owner of all the issued and outstanding limited liability interests (within the meaning of Section 18-701 of the Delaware Limited Liability Company Act, as amended) of Telmark ("AGWAY"). Buyer, Agway and Seller may be referred to herein as the "PARTIES."

         WHEREAS,  Buyer,  Seller and Agway are  parties to that  certain  Asset
Purchase   Agreement   dated  as  of  December  20,  2002  (as  amended   and/or
supplemented, the "AGREEMENT");

         WHEREAS, under Section 12(a) of the Agreement, on or before January 10, 2003, the Parties are required to agree upon the forms of the Ancillary Documents (as defined in the Agreement), as more fully set forth in the Agreement; and

         WHEREAS, the Parties wish to amend the Agreement in order to extend the time for agreeing upon the forms of the Ancillary Documents;

         NOW, THEREFORE, in exchange for the mutual promises and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby covenant and agree as follows:

         SECTION 1. DEFINITIONS. Capitalized terms not otherwise defined in this
                    -----------
Amendment shall have the same meanings as set forth in the Agreement.

         SECTION 2.  EXTENSION OF TIME.
                     -----------------

          A. The date "January 10, 2003" in Section 10(a)(vi), Section 12(a) and Section 12(b) of the Agreement is hereby, in each instance, deleted and replaced with "January 15, 2003".

          B. The date "January 17, 2003" in Section 10(a)(vi) of the Agreement is hereby deleted and replaced with "January 22, 2003".

         SECTION 3.  MISCELLANEOUS.  As amended  under  Section  2,  above,  the
                     -------------
provisions of the Agreement shall remain in full force and effect. No modification or addition to this Amendment shall be effective unless it is in a writing signed by all of the Parties. Section headings have been included for convenience purposes only, and shall not be construed as substantive parts of this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile or other copy of this Amendment shall have the full force and effect of the original.

         IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

                                             WELLS FARGO FINANCIAL LEASING, INC.


                                              By  /s/  DANIEL DUNN
                                                --------------------------------
                                              Its  Senior Vice President

                                              TELMARK, LLC


                                              By  /s/  DANIEL J. EDINGER
                                                --------------------------------
                                              Its   President
                                                --------------------------------


                                              AGWAY, INC.


                                              By  /s/  DANIEL J. EDINGER
                                                --------------------------------
                                              Its  Vice President
                                                --------------------------------


                                              TELMARK LEASE FUNDING II, LLC


                                              By  /s/  DANIEL J. EDINGER
                                                --------------------------------
                                              Its  President
                                                --------------------------------


                                              TELMARK LEASE FUNDING III, LLC


                                              By   /s/ DANIEL J. EDINGER
                                                --------------------------------
                                              Its   President
                                                --------------------------------


                                              TELEASE FINANCIAL SERVICES, LTD.


                                              By   /s/  GEORGE F. LOTT
                                                --------------------------------
                                              Its   President
                                                --------------------------------


                       [EXECUTION PAGE OF SECOND AMENDMENT
                          TO ASSET PURCHASE AGREEMENT]

                                  EXHIBIT 2(d)

                      ADDENDUM TO ASSET PURCHASE AGREEMENT

         This Addendum to Asset Purchase Agreement (this "ADDENDUM") is made and entered into as of the 15th day of January, 2003, by and among WELLS FARGO FINANCIAL LEASING, INC., an Iowa corporation ("BUYER"); TELMARK, LLC, a Delaware limited liability company ("TELMARK"); the following wholly owned subsidiaries of Telmark: TELMARK LEASE FUNDING II, LLC, a Delaware limited liability company, TELMARK LEASE FUNDING III, LLC, a Delaware limited liability company, and
TELEASE FINANCIAL SERVICES, LTD., an Ontario corporation (collectively, the "SUBSIDIARIES" and, together with Telmark, collectively referred to herein as "SELLER"); and AGWAY INC., a Delaware corporation and the owner of all the issued and outstanding limited liability interests (within the meaning of Section 18-701 of the Delaware Limited Liability Company Act, as amended) of Telmark ("AGWAY"). Buyer, Agway and Seller may be referred to herein as the "PARTIES."

         WHEREAS,  Buyer,  Seller and Agway are  parties to that  certain  Asset
Purchase   Agreement   dated  as  of  December  20,  2002  (as  amended   and/or
supplemented, the "AGREEMENT");

         WHEREAS, under Section 12(a) of the Agreement, the Parties are to agree upon the forms of the Ancillary Documents (as defined in the Agreement) on or before January 15, 2003, as more fully set forth therein; and

         WHEREAS, the Parties have agreed upon the forms of the Ancillary Documents;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intended to be legally bound hereby, the Parties hereby agree as follows:

     1.   Ancillary Documents. The  forms  of  the following Ancillary Documents
          -------------------
have been agreed upon by the parties, and are hereby attached to and made a part of the Agreement as Exhibits B through F, respectively, thereto:

          A.   Assignment in the form of Exhibit B, attached hereto;

          B.   Assumption in the form of Exhibit C, attached hereto;

          C.   Sublease Agreement in the form of Exhibit D, attached hereto;

          D.   Servicing  Agreement in the form of Exhibit E,  attached  hereto;
               and

          E. Transition Services Agreement in the form of Exhibit F, attached hereto.

     2.   Miscellaneous.  As  supplemented  by this Addendum,  the provisions of
          -------------
the Agreement shall remain in full force and effect. No modification or addition to this Addendum shall be effective unless it is in a writing signed by all of the Parties. Section headings have been included for convenience purposes only, and shall not be construed as substantive parts of this Addendum. This Addendum may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile or other copy of this Addendum shall have the full force and effect of the original.

         IN WITNESS WHEREOF, the Parties hereto have executed this Addendum as of the date first above written.

                                            WELLS FARGO FINANCIAL LEASING, INC.


                                            By /s/   DANIEL DUNN
                                              ----------------------------------
                                            Its  Senior Vice President
                                              ----------------------------------

                                            TELMARK, LLC


                                            By  /s/  DANIEL J. EDINGER
                                              ----------------------------------
                                            Its   President
                                              ----------------------------------


                                            AGWAY, INC.


                                            By   /s/  DANIEL J. EDINGER
                                              ----------------------------------
                                            Its   Vice President
                                              ----------------------------------


                                            TELMARK LEASE FUNDING II, LLC


                                            By   /s/  DANIEL J. EDINGER
                                              ----------------------------------
                                            Its   President
                                              ----------------------------------


                                            TELMARK LEASE FUNDING III, LLC


                                            By    /s/ DANIEL J. EDINGER
                                              ----------------------------------
                                            Its   President
                                              ----------------------------------


                                            TELEASE FINANCIAL SERVICES, LTD.


                                            By  /s/  GEORGE F. LOTT
                                              ----------------------------------
                                            Its   President
                                              ----------------------------------


            [EXECUTION PAGE OF ADDENDUM TO ASSET PURCHASE AGREEMENT]

                                  EXHIBIT 2(e)

COPY                      FAEGRE & BENSON LLP                               COPY
--------------------------------------------------------------------------------
                2200 WELLS FARGO CENTER, 90 SOUTH SEVENTH STREET
                        MINNEAPOLIS, MINNESOTA 55402-3901
                             TELEPHONE 612.766.7000
                             FACSIMILE 612.766.1600
                                 www.faegre.com

                                                              MICHAEL R. STEWART
                                                             mstewart@faegre.com
                                                                    612.766.7928
                                February 4, 2003




Robert J. Feinstein                                               BY TELECOPY
Pachulski, Stang, Ziehl, Young, Jones & Weintraub, P.C.           -------------
461 Fifth Avenue                                                  (212) 561-7777
25th Floor
New York, NY  10017-6234


         Re:  Wells Fargo Financial Leasing Purchase of Assets of Telmark
              -----------------------------------------------------------

Dear Mr. Feinstein:

         This  confirms the  agreement of Wells Fargo  Financial  Leasing,  Inc.
("Wells Fargo") and the Official Unsecured Creditors' Committee (the "Committee") of Agway, Inc. ("Agway"), with respect to the Committee's Objection (the "Objection") to the Debtors' Motion for an Order (A) Authorizing and Scheduling an Auction for the Sale of Substantially All of the Assets and
Assumption of Certain Liabilities of Debtor's Wholly Owned Non-Debtor Subsidiary, Telmark, LLC, (B) Approving the Terms and Conditions of Such Auction and Break-Up Fee, (C) Approving Form and Manner of Notice of the Auction and Sale Hearing, and (D) Establishing Date and Time for Hearing to Consider Approval of Proposed Sale Resulting from Auction (the "Motion"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Motion or in the Agreement.

         We have agreed as follows:

                  1. Provided that the Parties amend the Agreement as provided below, the Committee will (i) withdraw the Objection, and (ii) will not object to any other provision of the Agreement in connection with Agway's motion (which will be filed shortly) for approval of the sale contemplated by the Agreement. The Committee reserves its rights, however, to object to the entirety of the proposed sale to Wells Fargo under the Agreement on the grounds that the sale is not in the best interest of Agway's estate.

                  2. Section 11(c) of the  Agreement  will be amended to provide
         that  the  Break-Up   Fee  shall  be  equal  to  Ten  Million   Dollars
         ($10,000,000).

Robert J. Feinstein
February 4, 2003
Page 2



                  3. Section 11(b)(ii)(A) of the Agreement will be amended to provide that the 363 Purchase Price shall equal the original Purchase Price plus Eleven Million Dollars ($11,000,000).

                  4. Section 11(b)(iii) of the Agreement will be amended to provide that (i) the initial bid shall be equal to the sum of the original Purchase Price plus Eleven Million Dollars ($11,000,000), and
         (ii) the bidding increments shall be One Million Dollars ($1,000,000).

                  5. The definition of Excluded Assets in the Agreement shall be amended to cover any of Telmark's choses in action which (i) do not arise out of the Acquired Assets or (ii) are not related to the Acquired Assets, including, without limitation, any choses in action that Telmark may have against its officers and directors for breach of fiduciary duty.

                  6. Section 2(c) of the Agreement shall be amended to require that the Seller provide to counsel for the Committee, at the same time it is provided to the Buyer, a copy of the Preliminary Closing Statement of Assets and Liabilities.

                  7. Section 2(f) of the Agreement shall be amended to require that the Buyer shall provide to the Committee, at the same time it is provided to the Seller, the Final Closing Statement of Assets and Liabilities.

                  8. Section 4(g)(i) of the Agreement shall be amended to insert the parenthetical "(except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or limiting creditors' rights generally)" after the word "enforceable" in both places where it appears.

                  9. Section 10(a)(i) of the Agreement shall be amended by deleting the words "Buyer and Seller" and replacing them with the words "The Parties".

                  10. Section 10(a)(v) of the Agreement shall be amended (i) by deleting the words "Seller may, at its" and replacing them with the words "Seller and Agway may, at their", and (ii) by deleting the words "If Seller becomes entitled to terminate this Agreement under this Subsection (v) and fails to provide notice of termination within the Termination Window, then Seller" and replacing them with the words "If Seller and Agway become entitled to terminate this Agreement under this Subsection (v) and fail to provide notice of termination with the Termination Window, then Seller and Agway".

Robert J. Feinstein
February 4, 2003
Page 3


                  11. Section 13 of the Agreement shall be amended by adding the following sentence at the end of such Section: "Buyer shall seek relief from the automatic stay of 11 U.S.C. ss. 362(a) in Agway's bankruptcy case, if such automatic stay is still in effect, before exercising its right of offset, provided that Buyer shall have no obligation to seek relief from the automatic stay to withdraw funds from or charge the Primary Reserve Holdback or the Adjustments Reserve Holdback as set forth herein and in Addendum 1 and Addendum 2 hereto."

                  12. The last sentence of Section 6(c)(vi) of the Agreement shall be amended to clarify that the Seller shall be obligated to pay all Transferred Employees the value of their unused paid time off, pro-rated for the period from January 1, 2003 to the Closing Date. The Seller agrees with the Committee that it will not pay the Transferred Employees for unused paid time off in excess of such pro-rated amount.

                  13. Section 2 of the Assumption shall be amended to clarify that the Assumed Liabilities shall be allocated among the acquiring entities of Wells Fargo.

                  14. Section 11.2 of the Transition Services Agreement shall be amended by deleting the words "sixty (60)" the first place they appear and replacing them with the words "ten (10)", and by deleting the words "sixty (60)" the second place they appear and replacing them with the words "thirty (30)".

         Except as modified as set forth above, all terms of the Agreement shall be unchanged. The proposed Order approving the Motion shall be revised to the extent necessary to make it consistent with the terms of this letter. Such Order shall be entered as soon as possible. Wells Fargo agrees to submit to the jurisdiction of the Bankruptcy Court for the Northern District of New York for purposes of the enforcement of the provisions of this letter.

Robert J. Feinstein
February 4, 2003
Page 4



         Please signify the Committee's agreement with the terms of this letter by signing where designated below and returning a copy to me and to the other signatories hereto. Counsel to the Sellers should also sign where designated below to signify the Sellers' agreement to the foregoing terms, including, without limitation, paragraph 12 above, and return a copy to me and to the other signatories hereto. Finally, counsel to Agway should signify Agway's agreement with the terms of this letter by signing where designated below and returning a copy to me and to the other signatories hereto. This letter may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same agreement. Thank you.

                                    Very truly yours,


                                    /s/  MICHAEL R. STEWART
                                    -----------------------
                                         Michael R. Stewart

MRS:stemr

Accepted and Agreed this 4th day of February, 2003:
                        ---


/s/ ROBERT J. FEINSTEIN
-----------------------
Robert J. Feinstein
Counsel to the Official Committee
of Unsecured Creditors of Agway, Inc.



/s/ JAMES M. CAIN
------------------
James M. Cain
Counsel to the Sellers



/s/ JUDY G.Z. LIU
------------------
Judy G. Z. Liu
Counsel to Agway



cc:     Patrick Knecht
        Judy G. Z. Liu
        James M. Cain

                                  EXHIBIT 2(f)

UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF NEW YORK
---------------------------------------------------
In re Agway, Inc.,

                  Debtor.
---------------------------------------------------   CHAPTER 11
In re Agway General Agency, Inc.,                     CASE NO. 02-65872 THROUGH
                                                      CASE NO. 02-65877
                  Debtor.
---------------------------------------------------
In re Brubaker Agronomic Consulting Service LLC,      JOINTLY ADMINISTERED

                  Debtor.
---------------------------------------------------
In re Country Best Adams, LLC,

                  Debtor.
---------------------------------------------------
In re Country Best-DeBerry LLC,

                  Debtor.
---------------------------------------------------
In re Feed Commodities International LLC,

                  Debtor.
---------------------------------------------------

                      ORDER (A) AUTHORIZING AND SCHEDULING
               AN AUCTION FOR THE SALE OF SUBSTANTIALLY ALL OF THE
                 ASSETS AND ASSUMPTION OF CERTAIN LIABILITIES OF
           DEBTOR'S WHOLLY OWNED NON-DEBTOR SUBSIDIARY, TELMARK, LLC,
                 (B) APPROVING THE TERMS AND CONDITIONS OF SUCH
                AUCTION AND BREAK-UP FEE, (C) APPROVING FORM AND
              MANNER OF NOTICE OF THE AUCTION AND SALE HEARING, AND
             (D) ESTABLISHING DATE AND TIME FOR HEARING TO CONSIDER
                APPROVAL OF PROPOSED SALE RESULTING FROM AUCTION
                ------------------------------------------------

                  Upon the motion, dated January 17, 2003 (the "Motion"), of Agway, Inc., as debtor and debtor in possession ("Agway" or the "Debtor"), for an order (i) authorizing, pursuant to sections 105(a) and 363(b) of the Bankruptcy Code, an auction sale (the "Auction") of substantially all of the assets and assumption of certain liabilities (the "Telmark Sale Assets") of its non-debtor subsidiary, Telmark, LLC ("Telmark"), as set forth in a certain Asset Purchase Agreement (the "Agreement") by and among Agway, Telmark, Telmark Lease Funding II, LLC, Telmark Lease Funding III, LLC, Telease Financial Services, Ltd., and Wells Fargo Financial Leasing, Inc. ("Wells Fargo"); (ii) scheduling a date for the Auction (the "Auction Date"), (iii) approving, pursuant to Bankruptcy Rule 6004(f)(1), the terms and conditions of the Auction, including bidding procedures and the Break-Up Fee (1.)(the "Bidding Procedures"), (iv) authorizing, pursuant to Bankruptcy Rule 2002, the form and manner of notice for the Auction, and (v) scheduling a date and time for a hearing to consider approval of the proposed sale resulting from the Auction (the "Sale Hearing"); and it appearing that notice of the hearing on the Motion (the "Hearing") has been provided to: (i) the Office of the United States Trustee for the Northern District of New York, (ii) the attorneys for Agway's postpetition lenders, (iii) the attorneys for the official committee of unsecured creditors (the "Committee"), (iv) the attorneys for Wells Fargo and (v) all parties who have previously submitted within the twelve months prior to entry of the Procedures Order written expressions of interest in acquiring the Telmark Sale Assets; and it appearing that such notice constitutes good and sufficient notice of the Motion and Hearing and that no other or further notice need be provided; and the Committee having filed an objection to the Motion, which objection has been resolved by agreement of the parties; and upon the Motion and the record of the Hearing and all other proceedings had before the Court; and it appearing that an order granting the Motion is in the best interests of Agway and other parties in interest; and it appearing that the Court has jurisdiction over this matter; and

------------------------------
1. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Motion.

after due deliberation and sufficient cause appearing therefor, it is hereby

                  ORDERED that pursuant to Bankruptcy Rule 6004(f)(1), the Debtor is authorized to conduct the Auction in respect of the Telmark Sale Assets at the United States Bankruptcy Court for the Northern District of New York, United States Courthouse, 10 Broad Street, Utica, New York, on February 27, 2003 at 2:00 p.m. (EST); and it is further

                  ORDERED that the Auction shall be conducted on the following terms and conditions (the "Auction Terms"):

                    o Bids for the Telmark Sale Assets must (a) be in writing; (b) at a minimum, provide for a purchase price of $649 million (the "Minimum Bid"); (c) be received by
                         (i) the attorneys for the Debtors, Weil, Gotshal & Manges LLP ("WG&M"), 767 Fifth Avenue, New York, New York 10153 (Attn: Marvin E. Jacob, Esq. and Judy G. Z. Liu, Esq.), (ii) the attorneys for the prepetition and postpetition lenders, Paul, Hastings, Janofsky & Walker LLP, 1055 Washington Boulevard, Stamford, Connecticut 06901 (Attn: Leslie A. Plaskon, Esq. and W. Andrew P. Logan, Esq.), (iii) the attorneys for the Official General Unsecured Creditors Committee, Pachulski Stang, Ziehl Young & Jones, 461 Fifth Avenue, 25th Floor, New York, New York 10017-6234, (Attn: William P. Weintraub, Esq. and Robert J. Feinstein, Esq.), by no later than 5:00 p.m. (EST) on February 21, 2003 (the "Bid Deadline"). Parties that do not submit written bids by the Bid Deadline reflecting the Minimum Bid will not be permitted to participate at the Auction.

                    o Agway and Telmark will only entertain bids that are on the same (or better) terms and conditions as those terms set forth in the Agreement and the documents set forth as exhibits thereto (and this Procedures Order)

                    o All bids must constitute a good faith, bona fide offer to purchase the Telmark Sale Assets for cash only (and the assumption of the Assumed Obligations), and shall not be conditioned on obtaining financing and/or the outcome of due diligence by the bidder.

                    o As a condition to making a competing bid, any competing bidder must provide Telmark, on or before the Bid Deadline, with (A) a letter stating that the offer is
                         (i) irrevocable until the Sellers close a sale of the Telmark Sale Assets with a third party (the "Closing"),
                         (ii) not contingent upon due diligence, and (iii) not contingent upon obtaining financing; (B) sufficient and adequate information to demonstrate, to the satisfaction of Telmark, that such competing bidder has the financial wherewithal and ability to consummate the Sale Transaction; and (C) a certified check payable to Telmark in an amount equal to five percent (5.00%) of the Minimum Bid.

                    o Agway and Telmark shall, in consultation with the Committee, after the Bid Deadline and prior to the Auction, evaluate all bids received, including Wells Fargo's bid, and determine which bid reflects the highest or best offer for the Telmark Sale Assets (the "Pre-Auction Successful Bid"). Agway shall announce such determination at the outset of the Auction.

                    o At the Auction, bids in excess of the Pre-Auction Successful Bid shall be made in increments of at least $1 million.

                    o Except as otherwise provided in a written offer that has been accepted by Agway and Telmark, subject to satisfaction or waiver of the conditions to Closing set forth in the Purchase and Sale Agreement, the Closing shall take place at the offices of Sutherland Asbill & Brennan LLP, 1275 Pennsylvania Avenue, N.W., Washington, D.C., at 9:00 a.m. local time on the first business day of the month following entry of an order by the Court authorizing the sale of substantially all of Telmark's assets to the Successful Bidder.

                    o If for any reason the Successful Bidder fails to consummate the Sale Transaction, or any part thereof, the offeror of the second highest or best bid at the Auction for the Telmark Sale Assets will automatically be deemed to have submitted the highest or best bid. To the extent such offeror, Agway and Telmark, in consultation with the Committee, consent, Agway, Telmark and such offeror are authorized to effect the Sale Transaction as soon as is commercially reasonable without further order of the Court.

                    o All bids for the purchase of the Telmark Sale Assets shall be subject to approval of the Court.

                    o The Debtor and Telmark, in consultation with the Committee, may reject any bid not in conformity with these Bidding Procedures, the requirements of the Bankruptcy Code, the Bankruptcy Rules or the Local

                         Bankruptcy Rules of the Court, or contrary to the best interests of the Debtor and parties in interest.

                    o No bids shall be considered by the Court unless a party submitted a competing bid in accordance with the Bidding Procedures and participated in the Auction.

                    o The Debtor reserves the right to change the location of the Auction and/or adjourn the Auction by announcing such Adjournment at the Auction.

                    o Such other terms and conditions as may be announced by the Debtor, in consultation with the Committee, at the outset of the Auction.

                  ORDERED that, pursuant to section 363(b) of the Code, Wells Fargo is entitled to receive a Break-Up Fee equal to $10 million (the "Break-Up Fee"), in the event that (i) Wells Fargo's stalking-horse bid for the Telmark Sale Assets is overbid by a successful bidder and (ii) Sellers consummate an alternative transaction for the Telmark Sale Assets that is approved by the Court; provided, that Telmark shall not be obligated to pay such Break-Up Fee if prior to the occurrence of the event giving rise to the Break-Up Fee, the Agreement has been validly terminated; and it is further

                  ORDERED that pursuant to Bankruptcy  Rule 2002,  notice of the proposed Sale Transaction, Auction and Sale Hearing in the form annexed hereto as Exhibit "A" shall be served on or prior to February 6, 2003, by facsimile transmission or overnight delivery, to all parties who have made written expressions of interest in acquiring the Sale Assets within twelve (12) months prior to the date of this Procedures Order, and by first class mail on or prior to February 6, 2003, to (i) United States Trustee for the Northern District of New York, (ii) the attorneys for the Debtors' prepetition lenders and postpetition lenders, (iii) William P. Weintraub, Esq. and Robert J. Feinstein, Esq., Pachulski Stang Ziehl Young Jones & Weintraub, 461 Fifth Avenue, 25th

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Floor,  New  York,  New York  10017-6234,  counsel  for the  official  unsecured creditors' committee, (iv) Dennis M. Ryan, Esq., Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402-3901, counsel for Wells Fargo, (v) Nicholas S. Priore, Esq., Getnick Livingston Atkinson Gigliotti & Priore, LLP, 258 Genesee Street, Suite 401, Utica, NY 13502, counsel for ACE Insurance, (vi) David L. Ganje, Esq., Ganje Law Office,
Two  Tower  Place,  Albany,  NY  12203,   counsel  for  CitiCapital   Commercial
Corporation f/k/a Associates Commercial Corporation, (vii) David L. Rasmussen, Esq., Harris Beach LLP, 99 Garnsey Road, Pittsford, NY 14534, counsel for Zurich North America, (viii) Roger Reierson, Esq., Office of the General Counsel, 1200 K Street, N.W., Suite 340, Washington, DC 20005, counsel for Pension Benefit Guaranty Corporation and (ix) the Securities and Exchange Commission, the Internal Revenue Service, and other government agencies to the extent required by the Bankruptcy Rules and the Local Bankruptcy Rules for the Northern District of New York (the "Local Rules"), and such notice shall constitute good and sufficient notice of the Sale Transaction, Notice of the Auction and Sale Hearing; and it is further

                  ORDERED that pursuant to Bankruptcy Rule 2002(a)(2), (a) the Sale Hearing shall be held on February 27, 2003, before the United States Bankruptcy Court, Alexander Pirnie U.S. Court House, 10 Broad Street, Room 230, Utica, New York 13502, Honorable Stephen D. Gerling at 3:00 p.m. (EST), and it is further

                  ORDERED that pursuant to Bankruptcy Rule 2002(1), the Debtor is authorized to publish, no later than ten (10) days prior to the Auction, notice of the Auction and Sale Hearing in substantially the form annexed hereto as Exhibit "A,"

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


one business day in each of the Syracuse Post-Standard and the national editions of the New York Times and the Wall Street Journal.


Dated:   Utica, New York
         February 5, 2003



                                        /s/ STEPHEN D. GERLING
                                        ---------------------------------------
                                        HONORABLE STEPHEN D. GERLING
                                        CHIEF UNITED STATES BANKRUPTCY JUDGE